UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
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Rudolph Technologies, Inc.
(Exact name of Registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

April 18, 2017

From the Chairman’s Desk,
Our Board of Directors is committed to increasing shareholder value while positioning Rudolph Technologies for sustainable long-term growth. The company’s focus is to deliver quality products and services to our customers, either organically or inorganically. We strengthen our offerings through investing in research and development and exploring acquisition opportunities for new technologies.
Growth in revenue and profitability are linked to increasing shareholder value. We can achieve this growth through continued execution on the innovation and quality of our products and services that our customers have come to expect. Our customers see our innovation and execution excellence as indicators that we are the best partner to help them succeed.
Our employees are the core strength of Rudolph Technologies, providing inspiration for product innovation while ensuring quality products and services are provided. The customer-facing organization interacts with our customer base and provides the personality of our company. Through our company culture of quality, excellence and success, the people of Rudolph have made us what we are and will drive us to even greater success.
We also take our role as stewards of our shareholders’ investment seriously. This position requires constant review of our governance practices. We research governance practices and evaluate possible improvements in how we govern the enterprise. We review the performance of the Board annually and are always on the lookout for experienced people to serve on the Board of Directors. We are dedicated to making Rudolph Technologies the best that it can be.
We thank you for being our investors.
Sincerely,

Thomas G. Greig
Chairman of the Board

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 17, 2017

Time:	10:00 a.m., Eastern Time

Place:	Company principal executive offices located at 16 Jonspin Road, Wilmington, Massachusetts, 01887

Record Date:	Only stockholders of record at the close of business on March 31, 2017 are entitled to vote at the meeting and any adjournment or postponement thereof for which no new record date is set.

Items of Business:	1. To elect the three Class III directors named herein to serve for three-year terms expiring upon the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
2.    To approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement;
3.    To cast an advisory (non-binding) vote regarding how frequently the Company should conduct an advisory vote on the compensation of our named executive officers;
4.    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017; and
5.    To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
All stockholders as of the record date are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.
Included in the mailing of this proxy statement is a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2017:
The enclosed proxy statement and 2016 Annual Report to Stockholders are available at:
http://www.rudolphtech.com/assets/uploads/2016_annual_report.pdf.
FOR THE BOARD OF DIRECTORS

Steven R. Roth
Secretary
Wilmington, Massachusetts
April 18, 2017

PROXY SUMMARY
This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Stockholder Voting Matters

Voting Matter	Board Vote Recommendation	Page Reference for more information
Proposal 1: Election of Directors	FOR each nominee	18
Proposal 2: Advisory Vote of Named Executive Officer Compensation	FOR	27
Proposal 3: Advisory Vote on the Frequency of the Advisory Vote on Named Executive Officer Compensation	EVERY 1 YEAR	28
Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	29

Corporate Governance Highlights

Company And Board Leadership Transition

In accordance with a thoughtful and structured process, the Rudolph Technologies Board of Directors underwent an orderly transition in its leadership during 2016. Paul McLaughlin, the Company’s former Chief Executive Officer (“CEO”) and Chairman, retired from his role as in November 2015 but remained as Chairman through March 31, 2016. Michael Plisinski, the Company’s Chief Operating Officer (“COO”), was named CEO in November 2015 and was appointed to the Board of Directors at that time. With that, the positions of CEO and Chairman were effectively separated. The Nominating and Governance Committee interviewed each director, assessed the responses and provided to the Board its recommended candidate for Chairman, Thomas Greig. The full Board then met without Mr. Greig in attendance to evaluate the nomination. Thereafter a resolution was unanimously approved appointing Mr. Greig as independent Chairman of the Board effective April 1, 2016. As a result of Mr. Greig’s appointment as the independent Chairman, his prior role as Lead Director was vacated and will not be filled at this time.

Snapshot Of Board Composition

The following table presents a snapshot of the expected composition of the Rudolph Technologies Board of Directors immediately following the 2017 Annual Meeting, assuming the election of all nominees named in the proxy statement.

Board Characteristic	Rudolph Technologies
Total Number of Directors	7
Percentage of Independent Directors	85.7%
Average Age of Directors (years)	61.6
Average Tenure of Directors (years)	8.5
Separate Chairman and CEO roles	Yes
Independent Chairman	Yes
Independent Lead Director	No
Audit Committee Financial Experts	2

Snapshot Of Board Governance And Compensation Policies

The following table presents a snapshot of the Rudolph Technologies Board Governance and Compensation Policies currently in place and in force.

Policy	Rudolph Technologies
Majority Voting for All Directors	Yes
Regular Executive Sessions of Independent Directors	Yes
Annual Board, Committee and Director Evaluations	Yes
Risk Oversight by Full Board and Committees	Yes
Independent Audit, Compensation and Nominating & Governance Committees	Yes
Code of Business Conduct and Ethics for Employees and Directors	Yes
Financial Code of Ethics	Yes
Stock Ownership Requirements for CEO & Directors	3x annual compensation
Stock Ownership Requirements for NEOs	2x base salary
Stock Ownership Requirements for other executives	Specified number of shares
Anti-Hedging, Anti-Short Sale & Anti-Pledging Policy	Yes
Compensation Clawback Policy	Yes
No Future Tax Gross-Up Provisions	Yes
No Poison Pill	Yes
Stock Buyback Program	Yes
Double Trigger Change-in-Control Provisions for Executives	Yes

Snapshot Of Board Governance And Compensation Policies Newly Implemented Or Adjusted In Past Year

The following presents a snapshot of the Rudolph Technologies Board Governance and Compensation Policies that were newly implemented or adjusted in the past year.

•	Board Chairman and CEO roles separated.

•
Stock ownership requirement for non-executive directors raised from holding Company Common Stock valued at two times (2x) the director’s annual compensation to three times (3x) the director’s annual compensation.

•	Stock ownership requirement for CEO raised from holding Company Common Stock valued at two times (2x) the CEO’s annual base salary to three times (3x) the CEO’s annual base salary.

•	The executive annual cash incentive plan was adjusted to:

o	Narrow the performance ranges for each corporate financial metric;

o	Increase the minimum threshold for payout under the corporate revenue performance metric;

o	Reduce the bonus payout at the performance threshold from 70% to 50% of the at-goal bonus; and

o	Reduce the levels for additional bonus payout above the financial goals to be more achievable.

•	The executive long-term equity incentive plan was adjusted to:

o
Replace the use of the same performance metrics as the annual cash incentive program with an alternative measure, total shareholder return (TSR), comparing the Company’s performance to that of eighteen (18) peer group companies;

o	Extend the period of the long-term performance assessment from one (1) year to three (3) years;

o	Restructure the earn-out and vesting period of the performance-based equity awards;

o	Adjust the percent of equity allotted to performance-based and service-based vesting; and

o	Adjust the vesting period of the service-based equity awards.

__________________________________________
PROXY STATEMENT
__________________________________________

The proxy detailed herein is solicited on behalf of the Board of Directors of Rudolph Technologies, Inc. (the “Company”) for use at the 2017 Annual Meeting of Stockholders to be held May 17, 2017 at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices, located at 16 Jonspin Road, Wilmington, Massachusetts, 01887. The Company’s telephone number is (978) 253-6200.
These proxy solicitation materials and the Company’s Annual Report to Stockholders for the year ended December 31, 2016, including financial statements, were mailed on or about April 18, 2017 to stockholders entitled to vote at the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What Is The Purpose Of The Annual Meeting?
At the Annual Meeting, stockholders will be asked to vote upon the matters set forth in the accompanying Notice of Annual Meeting, including:

•	the election of directors;

•	an advisory resolution on named executive officer compensation;

•	an advisory resolution on the frequency of the advisory vote on named executive officer compensation; and

•	the ratification of the appointment of our independent registered public accounting firm, all of which is more fully described herein.

Will Other Matters Be Voted On At The Annual Meeting?
We are not currently aware of any other matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holders.

Who Is Entitled To Vote?
If you were a stockholder of record as of the close of business on March 31, 2017, which is referred to in this proxy statement as the “record date,” you are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that you held as of the close of business on the record date. Each stockholder is entitled to one (1) vote for each share of common stock held by such stockholder on the record date.

May I Attend The Meeting?
All stockholders of record as of the record date may attend the Annual Meeting.
To gain admission, you will need valid picture identification and proof that you are a stockholder of record of the Company as of the record date, or if you are a beneficial holder, proof from your bank, broker or other record holder of your shares that you are the beneficial owner of such shares. To obtain directions to attend the Annual Meeting and vote in person, please contact Investor Relations at 973-691-1300.

What Constitutes A Quorum?
The required quorum for the transaction of business at the Annual Meeting is a majority of the outstanding shares of Common Stock of the Company, $0.001 par value per share (“Common Stock”) present in person or by proxy and entitled to vote at the Annual Meeting. On the record date, 31,397,912 shares of the Company’s Common Stock were issued and outstanding. Abstentions and broker non-votes will be counted to determine whether there is a quorum present. If a quorum is not present, the Annual Meeting may be adjourned or postponed to a later date.

What Are “Broker Non-Votes”?
A broker non-vote occurs when a bank, broker or other registered holder of record holds shares for a beneficial owner but is not empowered to vote on a particular proposal on behalf of such beneficial owner because the proposal is considered “non-routine” and the beneficial owner has not provided voting instructions on that proposal. The election of directors, the advisory vote on named executive officer compensation and the advisory vote on the frequency of the advisory vote on named executive officer compensation are treated as “non-routine” proposals. This means that if a brokerage firm holds your shares on your behalf, those shares will not be voted in any of these elections unless you provide instructions to that firm by voting your proxy. See below under “What Is The Vote Required For Election Of Directors?” and “What Is The Vote Required For The Approval Of A Proposal” for a discussion of the impact of broker non-votes on each of the proposals that will be presented at the Annual Meeting. In order to ensure that any shares held on your behalf by a bank, broker or other registered holder of record are voted in accordance with your wishes, we encourage you to provide instructions to that firm or organization by voting your proxy.

Who Bears The Cost Of Soliciting Proxies?
The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile, e-mail or other electronic means or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services. We do not currently plan to hire a proxy solicitor to help us solicit proxies from stockholders, brokers, bank nominees or other institutions, although we reserve the right to do so.

How Do I Go About Voting?
Whether you hold your shares directly as a stockholder of record, or beneficially in street name, you may vote your shares without attending the meeting. Even if you plan to attend the meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting. Each stockholder of record is entitled to one (1) vote for each share of Common Stock owned by such stockholder on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

If you return a signed and dated proxy but do not indicate how the shares are to be voted, those shares will be voted as recommended by the Board. A valid proxy also authorizes the individuals named as proxies to vote your shares in their discretion on any other matters, which, although not described in the proxy statement, are properly presented for action at our Annual Meeting. If you indicate on your proxy that you wish to “abstain” from voting on an item, your shares will not be voted on that item.

Voting For Shares Registered Directly In The Name Of The Stockholder
If you hold shares in your name as a holder of record, you are considered the “stockholder of record” with respect to those shares. You can vote your shares by completing and returning the enclosed proxy that has been mailed to you, along with a postage-paid envelope. Stockholders of record may also vote in person at the Annual Meeting.

Voting By Proxy For Shares Registered In Street Name
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the “stockholder of record.” As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by submitting voting instructions to such person in accordance with the directions outlined in your proxy. To be clear, beneficial owners must obtain a legal proxy from the broker, bank or other holder of record authorizing the beneficial holder to vote such shares at the meeting.

May I Revoke My Proxy Instructions?
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. If you are a stockholder of record, you may change your vote after submitting your proxy by delivering to the Secretary of the Company at the Company’s principal executive offices, prior to the meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. If you are a beneficial owner of shares, please contact your bank, broker or other holder of record for specific instructions on how to change or revoke your vote.

What Is The Vote Required For Election Of Directors?
Each director is elected by the vote of the majority of the votes cast. This means that in order for a director nominee to be elected to our Board of Directors, the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election, although abstentions and broker non-votes count for quorum purposes). Our Bylaws provide for a majority-voting standard for uncontested elections and provide that any incumbent director nominee in an uncontested election who does not receive an affirmative majority of votes cast must promptly tender such director’s resignation to our Board of Directors. Further information regarding the process that will be followed if such an event occurs can be located under the heading “Proposal 1 — Election of Directors.”

What Is The Vote Required For The Approval Of A Proposal?
The proposal to approve, on an advisory basis, the compensation of our named executive officers and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017 require the affirmative vote, in person or by proxy, of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the matter to constitute approval of the proposals. For such proposals, abstentions are counted for quorum purposes, but in effect count as negative votes because they are shares represented in person or by proxy that are not voted in the affirmative. Broker non-votes are counted for quorum purposes, but are not counted as part of the vote total and have no effect on the outcome of those proposals.
For the proposal regarding the frequency of the advisory vote on executive compensation, the choice (every one, two, or three years, or abstain) receiving the highest number of votes cast by the stockholders will be considered by the Board as the expressed preference of stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.

What Is Householding?
The Company has adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this procedure, when multiple stockholders of record share the same address, we may deliver only one (1) set of proxy materials to that address unless we have received contrary instructions from one or more of those stockholders. The same procedure applies to brokers and other nominees holding shares of our stock in “street name” for more than one (1) beneficial owner with the same address.
If a stockholder holds shares of stock in multiple accounts (e.g., with our transfer agent and/or banks, brokers or other registered stockholder), we may be unable to use the householding procedures and, therefore, that stockholder may receive multiple copies of the proxy and proxy statement. You should follow the instructions on each proxy that you receive in order to vote the shares you hold in different accounts.
A stockholder that shares an address with another stockholder, who has received only one (1) set of the proxy materials may write or call us as specified below:

(i)	To request a separate copy of such materials, which will be promptly mailed without charge; and

(ii)	To request that separate copies of these materials be sent to his or her home for future meetings.
Conversely, a stockholder of record who shares the same address with another stockholder of record may write or call us as specified below to request that a single set of the proxy and proxy statement be delivered to that address. Such stockholder requests of may be made to our Investor Relations Department either via phone at 973-691-1300 or by mail directed to:
Investor Relations Department
Rudolph Technologies, Inc.
16 Jonspin Road
Wilmington, Massachusetts 01887
If you are a beneficial owner of shares held in street name, please contact your bank, broker or other holder of record regarding such requests.

What Are The Deadlines For Submission Of Stockholder Proposals For 2018 Annual Meeting?
Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the SEC, if applicable, and the Bylaws of the Company. Stockholders wishing to present a proposal at the Company’s 2018 Annual Stockholder Meeting must submit such proposal in writing to the Company no later than December 19, 2017 in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under the Company’s Bylaws, a stockholder wishing to nominate a director or make a proposal at the 2018 Annual Stockholder Meeting outside of Exchange Act Rule 14a-8 must submit such nomination or proposal in writing to the Company no earlier than January 17, 2018 and no later than February 16, 2018. The Nominating and Governance Committee will also consider qualified director nominees recommended by stockholders. Our process for receiving and evaluating Board member nominations from our stockholders is described below under the caption “Nominating and Governance Committee.”

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES
Rudolph Technologies, Inc. is committed to sound and effective corporate governance practices. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. The major components of our corporate governance practices are described below.

Board Leadership Structure
Our Company management is led by Michael P. Plisinski, who has served as our CEO since November 2015, and Thomas G. Greig, who has served as an independent director and as Chairman of the Board of Directors since April 2016. Prior to that, Mr. Greig served as Lead Director of the Board of Directors from January 2013 to March 2016. Our Board of Directors is comprised of Mr. Plisinski, our only non-independent director, and six (6) directors each of whom has been affirmatively determined by our Board of Directors to meet the criteria for independence established by the SEC and the New York Stock Exchange (“NYSE”). The independent directors meet periodically in executive session chaired by the Chairman without the CEO or other management present. Furthermore, each director is encouraged to suggest items for the Board agenda, and to raise at any Board meeting subjects that are not on the agenda for that meeting.
Until recently, the roles of Chairman of the Board and CEO had been combined by our Board of Directors, and in 2013, the Board appointed Mr. Greig, one of our independent directors, as Lead Director for the Board of Directors. While we believe that this leadership structure was effective for the Company at the time, upon the appointment of our new CEO in late 2015, the Board of Directors separated the roles of CEO and Chairman of the Board. In accordance with our sound and effective corporate governance practice, the independent Chairman of the Board is designated by the Board of Directors.
The Board of Directors believes that at the current time the designation of an independent Chairman of the Board facilitates the functioning of the Board of Directors’ while leaving the CEO responsible for setting the strategic direction for the Company and for the day-to-day leadership and performance of the Company. The independent Chairman of the Board:

•	Presides at all meetings of the stockholders and the Board of Directors at which he or she is present;

•	Establishes the agenda for each Board of Directors meeting;

•	Sets the schedule and annual agenda, to the extent foreseeable;

•	Calls and prepares the agenda for and presides over separate executive sessions of the independent directors;

•	Acts as a liaison between the independent directors and the Company’s management;

•	Serves as a point of communications with stockholders; and

•	Performs such other powers and duties as may from time to time be assigned by the Board of Directors or as may be prescribed by the Company’s Bylaws.

Board Meetings
The Board of Directors of the Company held a total of fourteen (14) meetings during 2016. None of our incumbent directors attended fewer than 75% of the meetings of the Board of Directors and the standing committees upon which such directors served during 2016. While the Company does not currently have a formal policy regarding the attendance of directors at the Annual Meeting of stockholders, directors are encouraged to attend. All members of the Board of Directors serving at the time attended the 2016 Annual Meeting of Stockholders.

Board Independence
The Board makes an annual determination as to the independence of each of our Board members under the current standards for “independence” established by the NYSE and the SEC. The Board has determined that the following members of the Board, consisting of a majority of the Board, and representing all of the current members of our Board other than Mr. Plisinski, satisfy these independence standards: Jeffrey A. Aukerman, Daniel H. Berry, Leo Berlinghieri, David B. Miller, Thomas G. Greig and John R. Whitten. Richard F. Spanier also qualified as an independent director until his retirement from the Board following the 2016 Annual Meeting. None of the independent members of our Board were a party to any transactions, relationships or arrangements that were considered by the Board to impair his independence. On four (4) occasions during 2016, our Board met in executive sessions in which the independent Board members were solely present.

Oversight Of Risk
Our Audit Committee is responsible for overseeing risk management and, on at least an annual basis, reviews and discusses with management policies and systems pursuant to which management addresses risk, including risks associated with our audit, financial reporting, internal control, disclosure control, legal and regulatory compliance, and investment policies. Our Audit Committee regularly reviews with our Board any issues that arise in connection with such topics and, in accordance with our Summary of Corporate Governance Guidelines, our full Board regularly engages in discussions of risk management to assess major risks facing our Company and review options for the mitigation of such risks. Each of our Board committees also considers the risk within its area of responsibilities. For example, our Compensation Committee periodically reviews enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking and our Nominating and Governance Committee oversees risks related to governance issues, such as succession planning, and serves as the contact point for employees to report corporate compliance issues. As a result of the foregoing, we believe that our CEO, together with our Chairman, Audit Committee and our full Board of Directors, provide effective oversight of the Company’s risk management function.

Board Committees
The Board has three standing committees with separate chairs - the Audit, Compensation, and Nominating and Governance Committees. Each of the Board committees is comprised solely of independent directors. The Audit Committee, Compensation Committee and Nominating and Governance Committee have each adopted a written charter that sets forth the specific responsibilities and qualifications for membership to the respective committees. The charters of each of these committees is available on our website at www.rudolphtech.com on the Investor page.
In 2016, the composition of and number of meetings held by the Company’s Board Committees were as follows:

Rudolph Technologies Board Committee	Committee Chairman	Committee Members	# of Meetings held in 2016[1]
Audit Committee	John R. Whitten[2]	Jeffrey A. Aukerman[2] David B. Miller	6
Nominating & Governance Committee	Leo Berlinghieri	Thomas G. Greig John R. Whitten	4
Compensation Committee	Daniel H. Berry	Jeffrey A. Aukerman David B. Miller	5
1    Each member of the respective committees attended all of the committee’s meetings held in 2016.

[2]	Our Board has determined that both Mr. Whitten and Mr. Aukerman qualify as an “Audit Committee Financial Expert” as that term is defined under SEC rules.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our accounting policies and procedures and our compliance with legal and regulatory requirements. Among its functions, the Audit Committee is responsible for:

•	The appointment, compensation, retention and oversight of the Company’s independent registered public accountants;

•	The approval of services performed by the Company’s independent registered public accountants;

•	Reviewing the responsibilities, functions and performance of the Company’s internal audit function;

•	Reviewing the scope and results of internal audits and ongoing assessments of the Company’s risk management processes; and

•	Evaluating the Company’s system of internal control over financial reporting and disclosure controls and procedures.
The report of our Audit Committee is found below under the caption “Audit Committee Report.”
The Board has determined that each of the Audit Committee members meet the Audit Committee membership requirements set forth by the NYSE and the SEC, including that they be “independent.”

Compensation Committee

The Compensation Committee is responsible for the establishment of the policies upon which compensation of and incentives for the Company’s executive officers will be based, the review and recommendation for approval by the independent members of the Board of the compensation of the Company’s executive officers, and the administration of the Company’s equity compensation plans.
In general, the Compensation Committee is responsible for reviewing and recommending for approval by the independent members of the Board of Directors the Company’s executive salary levels and variable compensation programs, both cash-based and equity-based. With respect to the compensation of the Company’s CEO, the Compensation Committee reviews and recommends for approval by the independent members of the Board the various elements of the CEO’s compensation. With respect to other executive officers, the Compensation Committee reviews the recommendations for compensation for such individuals presented to the Compensation Committee by the CEO and the reasons thereof. Each year, the CEO is responsible for proposing and establishing personal and corporate objectives for each of the Company executives other than himself. These proposed objectives are reviewed and agreed upon by the CEO and the executive subject to the approval of the Compensation Committee. In addition, as part of the annual performance review of the Company’s executives, the CEO assesses the performance of his direct reports and determines the merit increase, if any, that would be proposed for each individual. These merit increase proposals, along with each executive’s personal and corporate objectives and their bonus target levels (based on a percentage of their base salary), are then compiled by the CEO and submitted to the Compensation Committee for their review. At the Compensation Committee meeting during which the executive compensation plans (bonuses and merit increases) are to be reviewed, the CEO attends the initial session to present the proposed plans and to answer questions. Thereafter, the Compensation Committee meets without the CEO being present to review, discuss and recommend for approval by the independent members of the Board all executive compensation plans subject to any modifications made by the Compensation Committee. The CEO does not participate in decisions regarding his own compensation.
In accordance with its charter, the Compensation Committee may form and delegate its authority to subcommittees when appropriate. Further, the Compensation Committee has the authority to retain, and to terminate, any compensation consultant or other advisors to assist in the evaluation of director, CEO or executive compensation or other matters within the scope of the Compensation Committee’s responsibilities and is directly responsible for the appointment, compensation and oversight of such consultants and other advisors, including their fees and other retention terms. From time to time, the Compensation Committee engages the services of such outside compensation consultants to provide advice on compensation plans and issues related to the Company’s executive and non-executive employees. In 2016, the Compensation Committee engaged Pay Governance, LLC to review the Company’s executive compensation plans, including those for incentive compensation, and provide other ad hoc assistance to the Compensation Committee. The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting and other advisors.
The Board has determined that each of the Compensation Committee members meets the Compensation Committee membership requirements set forth by the NYSE and the SEC, including that they be “independent”.
For further discussion of the Compensation Committee and its processes and procedures, please refer to the “Introduction/Corporate Governance” section in the Compensation Discussion and Analysis below.

Nominating and Governance Committee

The responsibilities of the Nominating and Governance Committee include identifying prospective director nominees and recommending to the Board director nominees for the next Annual Meeting of stockholders and replacements of a director in the event of a vacancy on the Board. The Nominating and Governance Committee also recommends to the Board the appointment of directors to Board Committees and is charged with developing and recommending to the Board the governance principles applicable to the Company. Further, the Nominating and Governance Committee, together with our CEO, is responsible for overseeing our Company’s management succession planning.
The Nominating and Governance Committee also oversees the annual evaluation of the Board, the Committees of the Board and the individual directors. Typically, this evaluation is performed during the first quarter by each of the directors and reflects an assessment of the three (3) entities in the prior year. Among other topics, the evaluation in general assesses:

•	For the Board:

o	Its structure and composition;

o	The format and content of meetings; and

o	The effectiveness of the Board.

•	For the Committees of the Board:

o	Their structure and composition;

o	The format and content of meetings; and

o	The effectiveness of the Committees.

•	For each individual director:

o	Their performance and approach to their directorship;

o	Their understanding of their role as a director;

o	Their understanding of critical aspects of the Company’s business, products and strategy; and

o	Their skills, experience and ongoing training.
In addition, the Board reviews the issues faced during the past year and assesses it response and also makes determinations whether additional resources or approaches might be applied to further optimize the handling of the issues. The goal of the evaluation is to identify and address any performance issues at the Board, committee or individual level, should they exist, identify potential gaps in the boardroom and to assure the maintenance of an appropriate mix of director skills and qualifications. Upon completion of the evaluation, the Nominating and Governance Committee provides feedback to the Board, the committees and the individual directors regarding the results of the evaluation and raises any issues that have been identified which may need to be addressed.
The Board has determined that each of the Nominating and Governance Committee members meets the Nominating and Governance Committee membership requirements, including the independence requirements of the NYSE.

Other Committees

Our Board of Directors may from time to time establish other special or standing committees to facilitate the management of the Company or to discharge specific duties delegated to the committee by the full Board of Directors.

Compensation Committee Interlocks And Insider Participation
No member of the Compensation Committee (Daniel H. Berry, Jeffrey A. Aukerman and David B. Miller) has any form of interlocking relationship as described in Item 407(e)(4) of Regulation S-K.

Board Membership Criteria And Nominee Identification
The Nominating and Governance Committee of the Board determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered. These criteria include the following specific, minimum qualifications that the Nominating and Governance Committee believes must be met by a nominee to be recommended by the Committee for a position on the Board:

•	The candidate must possess the ability to apply good business judgment;

•	The candidate must be in a position to properly exercise his or her duties of loyalty and care;

•	The candidate must exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within his or her chosen field; and

•	The candidate must have the ability to grasp complex principles of business, finance, international transactions and semiconductor inspection, metrology, lithography and related software technologies.
The Nominating and Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees. Diversity is one of the factors that the Nominating and Governance Committee considers in identifying nominees for director. In selecting director nominees, the Nominating and Governance Committee considers, among other factors:

•	The competencies and skills that the candidate possesses and the candidate’s areas of qualification and expertise that would enhance the composition of the Board; and

•	How the candidate would contribute to the Board’s overall balance of expertise, perspectives, backgrounds and experiences in substantive matters pertaining to the Company’s business.
In its identification of director nominees, the Nominating and Governance Committee will consider how the candidate would contribute to the Board’s overall balance of diversity of expertise, perspectives, backgrounds and experiences in substantive matters pertaining to the Company’s business. When current Board members are considered for nomination for reelection, the Nominating and Governance Committee also takes into consideration their prior contributions to and performance on the Board and their record of attendance.
The Nominating and Governance Committee will consider the above criteria for nominees identified by the Nominating and Governance Committee itself, by stockholders, or through some other source. The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of nomination. The Nominating and Governance Committee may use the services of a third party search firm to assist in the identification or evaluation of Board member candidates.

Consideration Of Director Nominees
The Nominating and Governance Committee has a formal policy with regard to consideration of director candidates recommended by the Company’s stockholders, which may be found on our website at:
http://www.rudolphtech.com/investors/governance/policies-procedures
In accordance with the policy, the Nominating and Governance Committee will consider recommendations for candidates to the Board of Directors from stockholders of the Company holding no less than 1% of the Company’s securities for at least twelve (12) months prior to the date of the submission of the recommendation. Stockholders wishing to recommend persons for consideration by the Nominating and Governance Committee as nominees for election to the Company’s Board of Directors can do so by writing to the Office of the General Counsel of the Company at its principal executive offices giving:

•	Candidate’s name, age, business address and residence address;

•	Candidate’s detailed biographical data and qualifications including his/her principle occupation and employment history;

•	The class and number of shares of the Company which are beneficially owned by the candidate;

•	The candidate’s written consent to being named as a nominee and to serving as a director, if elected;

•	Information regarding any relationship between the candidate and the Company in the last three (3) years;

•	Any other information relating to the candidate that is required by law to be disclosed in solicitations of proxies for election of directors;

•	The name and address of the recommending or nominating stockholder;

•	The class and number of shares of the Company which are beneficially owned by the recommending or nominating stockholder;

•	A description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination; and

•	Any other information specified under Section 2.5 of the Company’s Bylaws regarding advance notice.

Corporate Governance Guidelines
Our Board of Directors adopted Corporate Governance Guidelines, a copy of which is available on our website at http://www.rudolphtech.com under the heading “Governance” on the Investors page.

Codes Of Ethics
We have adopted a Code of Business Conduct and Ethics (applicable to all employees, executive officers and directors) and a Financial Code of Ethics (applicable to our financial officers, including our CEO and Chief Financial Officer (“CFO”)) that set forth principles to guide all employees, executive officers and directors and establish procedures for reporting any violations of these principles. Copies of these codes may be found on our website at:
http://www.rudolphtech.com/investors/governance/code-of-ethics or may be requested by writing to:
Rudolph Technologies, Inc.
Attention: Investor Relations
16 Jonspin Road
Wilmington, Massachusetts 01887

The Company will disclose any amendment to its codes of ethics or waiver of a provision of its codes of ethics applicable to its officers or directors, including the name of the officer or director to whom the waiver was granted, on our website at www.rudolphtech.com, on the Investors page.

Related Persons Transactions Policy
There have been no “related person transactions” since the beginning of 2016 to present, nor are there any currently proposed “related person transactions,” involving any director, director nominee or executive officer of the Company, any known 5% stockholder of the Company or any immediate family member of any of the foregoing persons (which are referred to together as “related persons”). A “related person transaction” generally means a transaction involving more than $120,000 in which the Company (including any of its subsidiaries) is a participant and in which a related person has a direct or indirect material interest. Our related person practices and policies are included in our corporate governance documents, including our Code of Business Conduct and Ethics, Audit Committee Charter and Summary of Corporate Governance Policies, each of which is available at the Investors section of our website located at http://www.rudolphtech.com/investors.

•
Pursuant to our Code of Business Conduct and Ethics, our directors, officers and employees are required to avoid any actual or apparent conflicts of interest (other than conflicts of interest that have received appropriate approval as described below), which includes taking actions or having interests that may interfere with the objective or efficient performance of such person’s duties to the Company or that may result in such person receiving improper personal benefits as a result of their position with the Company.

•
Pursuant to our Summary of Corporate Governance Policies, if a director becomes involved in any activity or interest that may result in an actual or potential conflict (or the appearance of a conflict) with the interests of the Company, that director is required to disclose such information promptly to the Board, which will determine an appropriate resolution on a case-by-case basis. This policy further reflects that all directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. Similarly, our Board will determine the appropriate resolution of any actual or potential conflict of interest involving our CEO and our CEO will determine the appropriate resolution of any conflict of interest issue involving any other officer of the Company. When necessary and appropriate, resolution of such issues may require consideration of the matter by the Audit Committee.

•
Pursuant to both the Board’s Summary of Corporate Governance Policies and the Audit Committee Charter, the Audit Committee, which consists entirely of independent directors, will review any proposed transaction in which the Company or its subsidiaries are to participate if the amount involved in the transaction exceeds $120,000 and we are aware that any related person may have a direct or indirect material interest in the transaction. The Audit Committee will consider the facts and circumstances and will approve or ratify a proposed transaction if the Audit Committee considers it appropriate and believes that such transaction will serve the long-term interests of our stockholders. The Compensation Committee of the Board reviews and approves compensation decisions for Board members and our executive officers (and such other employees of the Company as directed by the Board) pursuant to the Compensation Committee Charter.

Communications With The Board Of Directors
We have a formal policy regarding communications with the Board of Directors, which is found on our website at:
http://www.rudolphtech.com/investors/governance/stockholder-communications-policy
Stockholders and other interested parties may communicate with the Chairman of the Nominating and Governance Committee by writing to:
Chairman of the Nominating and Governance Committee
c/o Rudolph Technologies, Inc.
Office of the General Counsel
550 Clark Drive
P.O. Box 860
Budd Lake, New Jersey 07828
and such communications will be forwarded to the Board of Directors to the extent appropriate. Prior to forwarding any communication, the Chairman of the Nominating and Governance Committee will review it and, in his discretion, will not forward a communication deemed to be of a commercial nature or otherwise inappropriate for review by the Board of Directors. Stockholders and other interested parties who would like their submission directed to a member or members of the Board of Directors, including the independent members of the Board, may so specify, and the communication will be forwarded to such specific directors, as appropriate.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees
The authorized number of directors is currently established at seven (7). The Company’s Certificate of Incorporation provides that the directors be divided into three classes, with the classes serving for staggered, three-year terms. Currently, there are two (2) directors in each of Class I and Class II and three (3) directors in Class III. The status of the respective terms for the classes are as follows:

Class of Director	Election Status	End of Term
Class I	Elected in 2015	2018*
Class II	Elected in 2016	2019*
Class III	Nominated for Election in 2017	2020*
* or until their successors have been duly elected and qualified
At the Annual Meeting, directors will be elected to hold office for a three (3)year term expiring at the 2020 Annual Meeting of stockholders or until their respective successor is duly elected and qualified or until the director’s earlier death, resignation or removal. Based on the recommendation of the Nominating and Governance Committee, the three (3) Class III director nominees approved by the Board for inclusion in this proxy statement are:

Jeffrey A. Aukerman David B. Miller John R. Whitten
Each nominee is currently serving as a director of Rudolph Technologies. In making its recommendations, the Nominating and Governance Committee considered a number of factors, including its criteria for Board membership, which include the minimum qualifications that must be possessed by a director candidate in order to be nominated for a position on our Board. Each nominee has indicated that he will serve if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s three (3) nominees. In the event that any nominee of the Company becomes unable or unavailable to serve as a director at the time of the Annual Meeting (which we do not anticipate), the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. Alternatively, the Board of Directors, in its discretion, may elect to reduce the number of directors serving on the Board.

Board Composition And Refreshment
A priority of the Nominating and Governance Committee and the Board as a whole is making certain that the composition of the Board reflects the desired professional experience, skills and backgrounds in order to present an array of viewpoints and perspectives and effectively represent the long-term interests of shareowners. Further, the Board recognizes the importance of Board refreshment in order to continue to achieve an appropriate balance of tenure, turnover, diversity and skills on the Board. To this end, in the past year and a half, two (2) directors who retired (Dr. Spanier and Mr. McLaughlin) have been replaced by two (2) new directors (Mr. Miller and Mr. Plisinski), with Mr. Miller being a candidate for election this year. The Board believes that the new insights and ideas contributed by these individuals will be essential to our Board and its strategy and complement the valuable experience and familiarity that longer-serving directors bring to the Company.

Vote Required
Pursuant to the Company’s Bylaws, our directors are elected by the affirmative vote of the majority of the votes cast (provided, however, that if the number of nominees exceeds the number of directors to be elected, directors will be elected by a plurality voting standard). In order for a director in an uncontested election to be elected, the number of shares cast “for” his election must exceed the number of votes cast “against” his election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). If a nominee who is an incumbent director is not elected, our Bylaws provide that such director must promptly tender a resignation to the Board. Our Nominating and Governing Committee would then make a recommendation to the Board on whether to accept or reject the tendered resignation, or whether other action should be taken. Within ninety (90) days after the date of the certification of the election results, our Board will act on any such tendered resignation and publicly disclose (in a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision.

Information About The Nominees And Continuing Directors
Our Board and its Nominating and Governance Committee believe that all of the directors and nominees are highly qualified and have demonstrated leadership skills and have experience and judgment in areas that are relevant to our business. We believe that their ability to challenge and stimulate management and their dedication to the affairs of the Company collectively serve the interests of the Company and its stockholders.
The three (3) Class III nominees for director and the current Class I and Class II directors with unexpired terms are set forth below. All information is as of the record date.

Name	Position	Board Tenure
Nominee Class III Directors:
Jeffrey A. Aukerman	Former Partner, Deloitte & Touche LLP	2.25 years
David B. Miller	Former President, DuPont Electronics & Communications	1.75 years
John R. Whitten	Former Chief Financial Officer, Vice President and Treasurer, Applied Industrial Technologies, Inc.	10.75 years
Continuing Class I Directors:
Leo Berlinghieri	Former Chief Executive Officer and President, MKS Instruments, Inc.	8.50 years
Michael P. Plisinski	Chief Executive Officer, Rudolph Technologies, Inc.	1.33 years
Continuing Class II Directors:
Daniel H. Berry	Operating Partner, Riverside Partners, LLC	18.42 years
Thomas G. Greig	Former Senior Managing Director, Liberty Capital Partners, Inc.	13.17 years
Except as discussed below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five (5) years. There are no family relationships between any directors or executive officers of the Company.

The following reflects additional information regarding the background and qualifications of our directors, including the experience and skills that support the Board’s determination that each director should serve on our Board.

NOMINEES FOR CLASS III DIRECTORS

Jeffrey A. Aukerman

Director Since:	December 2014
Age:	51
Independent Status:	Independent Director
Board Committee(s):	Audit, Compensation
Other Boards Served:	Advisory Council to the Lariccia School of Accounting & Finance at Youngstown State University (since 2012)
Mr. Aukerman is a certified public accountant and has extensive public accounting and consulting experience, serving many public and private equity sponsored public reporting companies in the manufacturing, distribution and services industries. From July 1987 to May 2014, Mr. Aukerman was employed by Deloitte & Touche LLP, which, together with its affiliates, is an audit, consulting, tax and advisory services firm, and served as an audit partner for the most recent fifteen (15) years. He also served in various capacities for the firm, including an audit function professional practice director for the Cleveland, Ohio office and a regional leader of internal control subject matter specialists. Mr. Aukerman graduated magna cum laude with a B.S.B.A. in Accounting from Youngstown State University.
Specific Qualifications, Attributes, Skills and Experience
High Level of Financial Experience

•	Twenty-seven (27) years of extensive experience with a wide range of financial reporting, accounting, risk management, and compliance matters at Deloitte & Touche LLP.
Relevant Senior Leadership / CEO Experience

•	Served as Partner at Deloitte & Touche LLP.

David B. Miller

Director Since:	July 2015
Age:	60
Independent Status:	Independent Director
Board Committee(s):	Audit, Compensation
Other Boards Served:
President, University of Virginia School of Engineering & Applied Science foundation (since 2011);
Merrimac Industries (2002-2008)
SEMI International (2011-2015)
North Carolina Chamber of Commerce (2010-2015)

From June 1981 to November 2015, Mr. Miller held various positions with DuPont and he most recently served as President of DuPont Electronics & Communications, an electronic materials company.  Mr. Miller holds a B.S. in Electrical Engineering from the University of Virginia.
Specific Qualifications, Attributes, Skills and Experience
High Level of Financial Experience

•
Substantial financial experience gained in role with DuPont Electronics & Communications including as President of the company. Oversight of complex financial transactions, profit and loss responsibility and investor relations during prior operations and leadership roles with this company.

Relevant Senior Leadership / CEO Experience

•	Served as President of DuPont Electronics & Communications.
Broad International Exposure

•
Served as President of DuPont Electronics & Communications, a global electronic materials company. Served several joint venture boards in the U.S. and Asia while with DuPont as well as the board of SEMI International. Resided in Tokyo, Japan for three (3) years.

Extensive Knowledge of Company Business/Industry

•
Thirty-four (34) years of experience within the electronics industry including six (6) years at the helm of DuPont Electronics & Communications, which in addition to other markets, served the semiconductor industry.

Innovation/Technology Experience

•	Significant experience and leadership roles with DuPont Electronics & Communications, overseeing company’s technology advancement, breadth of process expertise and ongoing innovation.

John R. Whitten

Director Since:	July 2006
Age:	70
Independent Status:	Independent Director
Board Committee(s):	Audit (Chairman), Nominating and Governance
Other Boards Served:	American Century Investments (since 2008)

From November 1995 to December 2003, Mr. Whitten served as Chief Financial Officer, Vice President and Treasurer of Applied Industrial Technologies, Inc., an industrial supply distributor. Mr. Whitten is a C.P.A. and holds a B.B.A. in Accounting from Cleveland State University.
Specific Qualifications, Attributes, Skills and Experience
High Level of Financial Experience

•
Has public accounting firm experience and served for eight (8) years as Chief Financial Officer, Vice President and Treasurer of Applied Industrial Technologies, Inc. Currently serving as Audit Committee Chairman for the Board of American Century Investments, a registered investment company that oversees 79 mutual fund portfolios with over $80 billion of assets under management.

Relevant Senior Leadership / CEO Experience

•	Served as Chief Financial Officer, Vice President and Treasurer of Applied Industrial Technologies, Inc.

The Company’s Board of Directors unanimously recommends voting
“FOR” each of the nominees set forth above.

CONTINUING CLASS I DIRECTORS

Leo Berlinghieri

Director Since:	September 2008
Age:	63
Independent Status:	Independent Director
Board Committee(s):	Nominating and Governance (Chairman)
Other Boards Served:	Unipower, LLC (Since 2017) MKS Instruments, Inc. (2005-2013) Massachusetts High Technology Council, Inc. (2006-2013)
From July 2005 to December 2013, Mr. Berlinghieri served as Chief Executive Officer and President of MKS Instruments, Inc., an equipment supplier to the semiconductor industry. From April 2004 to July 2005, Mr. Berlinghieri served as President and Chief Operating Officer and prior to that served as Vice President and Chief Operating Officer from July 2003 to April 2004 for MKS Instruments, Inc.
Specific Qualifications, Attributes, Skills and Experience
High Level of Financial Experience

•	Substantial financial experience gained in roles as Chief Executive Officer, President and Vice President and Chief Operating Office with MKS Instruments, Inc.
Relevant Senior Leadership / CEO Experience

•
Served for over eight (8) years as Chief Executive Officer and President of MKS Instruments, Inc. Additional prior experience as Vice President and Chief Operating Officer of the company, among other senior management roles.

Broad International Exposure

•	Gained extensive international experience in various roles with MKS Instruments including, Chief Executive Officer, Chief Operating Officer and Vice President of Global Sales and Service.
Extensive Knowledge of Company Business/Industry

•
Over thirty-three (33) years of experience coupled with his tenure at the helm of the same public corporation in the semiconductor industry. Also served on the SEMI North America Advisory Board (NAAB) including its chairmanship in 2009.

Innovation/Technology Experience

•
Broad array of technological experience with MKS Instruments, Inc. including roles in manufacturing, customer support, and sales all in addition to his roles as Chief Executive Officer and Chief Operating Officer.

Michael P. Plisinski

Director Since:	November 2015
Age:	47
Independent Status:	Non-Independent Director
Board Committee(s):	None
Other Boards Served:	None
Mr. Plisinski has served as the Company’s Chief Executive Officer since November 2015. Prior to his appointment as our CEO, Mr. Plisinski served as our Executive Vice President and Chief Operating Officer from October 2014 to November 2015 and as Vice President and General Manager, Data Analysis and Review Business Unit from February 2006 when the Company merged with August Technology Corporation until October 2014. From February 2004 to February 2006, Mr. Plisinski served as August Technology’s Vice President of Engineering and, from July 2003 to February 2004, as its Director of Strategic Marketing for review and analysis products. Mr. Plisinski joined August Technology as part of the acquisition of Counterpoint Solutions, a supplier of optical review and automated metrology equipment to the semiconductor industry, where he was both President and sole founder from June 1999 to July 2003. Mr. Plisinski has a B.S. in Computer Science from the University of Massachusetts and has completed the Advanced Management Program from Harvard Business School.
Specific Qualifications, Attributes, Skills and Experience
High Level of Financial Experience

•	Substantial financial experience gained in roles as Chief Executive Officer, Chief Operating Office and Vice President, General Manager with the Company.
Relevant Senior Leadership / CEO Experience

•
Serving as Chief Executive Officer of Rudolph Technologies with prior experience as Chief Operating Officer and Vice President, General Manager of the Company’s Data Analysis and Review Business Unit, among other senior management positions.

Broad International Exposure

•	Extensive experience working with Rudolph Technologies Asian and European customers through the various roles held within the Company.
Extensive Knowledge of Company Business/Industry

•
Over thirteen (13) years of dedicated experience with Rudolph Technologies and additional four (4) years as founder of an optical review and automated metrology start-up company, each serving the semiconductor industry.

Innovation/Technology Experience

•
Technological and innovative experience includes leadership roles in both engineering and software development while with Rudolph Technologies. Prior entrepreneurial experience in the founding of optical review and automated metrology equipment company, Counterpoint Solutions.

CONTINUING CLASS II DIRECTORS

Daniel H. Berry

Director Since:	October 1998
Age:	71
Independent Status:	Independent Director
Board Committee(s):	Compensation (Chairman)
Other Boards Served:	R&D Altanova (Since 2015) Thinklogical (Since 2012) NYU - Tandon School of Engineering (1999-2016) NDS Surgical Imaging (2009-2011) IZI Medical Products (2009-2011) Applied Precision (2004-2007)
Since January 2002, Mr. Berry has been an Operating Partner of Riverside Partners, LLC, a private equity investment firm. From September 2010 to August 2011, Mr. Berry served as Chief Executive Officer of NDS Surgical Imaging, LLC, a supplier to the medical imaging industry. From July 2004 to August 2007, Mr. Berry also served as Executive Vice President of Applied Precision, formerly a Riverside portfolio company. He was employed by Ultratech Stepper, Inc. (presently Ultratech, Inc.), an equipment supplier to the semiconductor industry, from 1990 to 2001 in various positions including President and Chief Operating Officer from May 1999 to November 2001. Prior to this, Mr. Berry held positions at General Signal, Perkin Elmer and Bell Laboratories. Mr. Berry holds a B.S. in Electrical Engineering from the Polytechnic Institute of Brooklyn.
Specific Qualifications, Attributes, Skills and Experience
High Level of Financial Experience

•
Substantial financial experience gained both as Operating Partner with Riverside Partners, LLC and in serving in executive management roles with various companies such as NDS Surgical Imaging, LLC, Ultratech, Inc. and Applied Precision, among others.

Relevant Senior Leadership / CEO Experience

•
Served as Chief Executive Officer for NDS Surgical Imaging and, within the semiconductor industry, as Chief Operating Officer of Ultratech, Inc. and as Executive Vice President of Applied Precision. Further, he has served as an Operating Partner of Riverside Partners, LLC for over fifteen (15) years.

Broad International Exposure

•
Roles with global companies including Bell Laboratories, Perkin Elmer, General Signal, Applied Precision, NDS Surgical Imaging and Ultratech provide broad and deep experience in international business and customer relations.

Extensive Knowledge of Company Business/Industry

•	Over thirty-five (35) years of employment experience within an array of fields in the semiconductor industry including both lithography and probe card test and analysis.
Innovation/Technology Experience

•	Expansive scope of technological and innovative experience from thirty-five (35) years of semiconductor industry employment.

Thomas G. Greig, III

Director Since:	January 2003
Age:	69
Independent Status:	Independent Director
Board Committee(s):	Nominating and Governance
Other Boards Served:	Black Box Corporation (Since 1999)
Mr. Greig has served as the Company’s independent Chairman since April 2016. He served as the Company’s independent Lead Director from January 2013 through March 2016.
Mr. Greig was employed by Liberty Capital Partners, Inc., a private equity investment firm, from July 1998 to June 2016 and last held the position of Senior Managing Director. From December 1985 to July 1998, Mr. Greig was a Managing Director of Donaldson, Lufkin, & Jenrette, Inc., an investment-banking firm. Mr. Greig holds a B.S. in Engineering from Princeton University, an M.S.E. in Electrical Engineering from New York University and an M.B.A. from Harvard University Graduate School of Business Administration.
Specific Qualifications, Attributes, Skills and Experience
High Level of Financial Experience

•
Wide-ranging acquisition and financial background as a result of his affiliation with Liberty Capital Partners, Inc., a private equity investment firm, for over nineteen (19) years and Donaldson, Lufkin, & Jenrette, Inc., an investment banking firm, for over twelve (12) years.

Relevant Senior Leadership / CEO Experience

•	Served as in senior management roles for over 30 years, both as Senior Managing Director of Liberty Capital Partners, Inc. and as Managing Director of Donaldson, Lufkin, & Jenrette, Inc.

Compensation Of Directors
Directors who are employees of the Company receive no compensation for their services as members of the Board of Directors. Director compensation is a mix of cash and equity-based compensation, which is largely comprised of the equity component to align with the Company’s long-term performance and stockholder interests. To enhance this alignment further, the Board increased the stock holding requirements for all outside directors and the CEO as discussed below.
The components of the compensation for directors who are not employees of the Company are as follows:

Board Compensation Element	Amount/Value
Annual Retainer	$70,000	[1]
Annual Equity Grant (Restricted Stock Units (RSUs))	$100,000	[2]
Committee Chairmanship	$15,000	[1]
Board Chairmanship	$40,000	[1]
Lead Director	$22,000	[1]
Initial Equity Grant (Restricted Stock Units (RSUs))	$100,000	[3]

[1]	Paid in quarterly installments at the middle of each quarter

[2]	Awarded at second quarter Board meeting in an amount of shares calculated by dividing amount by the Company Common Stock closing stock price on the date of grant, rounded to the nearest 100 shares.

[3]
Awarded as of the first Board meeting following election or appointment and calculated in the same manner as the annual equity grant above, but prorated by the number of quarters between such first meeting and the date on which the next annual equity grant is scheduled to be awarded.

Any initial equity grants and/or annual equity grants typically vest on the first anniversary of the grant date. All 2016 equity awards were granted under and subject to the terms of the Rudolph Technologies, Inc. 2009 Stock Plan.
In 2016, directors were not paid to serve on the committees of the Board of Directors with the exception of those directors serving as committee chairmen. Mr. Berlinghieri, Mr. Berry and Mr. Whitten each received the cash compensation cited in the table above in 2016 for their services as the Chairman of the Nominating and Governance Committee, the Compensation Committee and the Audit Committee, respectively. From time to time, directors may be compensated for work performed as members of special subcommittees of the Board of Directors. Notwithstanding the foregoing, no fees were paid to directors for special subcommittee work in 2016.
Also in 2016, the Board established the above referenced annual retainer that is paid in quarterly installments to the independent Chairman of the Board. Mr. Greig, for his service as the independent Chairman of the Board, began receiving this compensation commencing after April 1, 2016. Prior to that, for his service during the first quarter of 2016 as independent Lead Director of the Board, Mr. Greig received the quarterly installment of the Lead Director cash compensation during the first quarter.
Finally, at its January 2016 meeting, the Board approved a resolution to compensate Paul F. McLaughlin $200,000 for his service as non-independent Chairman of the Board until his retirement from the Board on March 31, 2016.
For the year ended December 31, 2016, the directors, excluding the directors who are named executive officers, received total compensation indicated in the table below. There were no option awards granted to such directors and they did not earn any type of compensation during the year other than what is disclosed in the following table:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total
Jeffery A. Aukerman	$70,000	$100,548	$0	$170,548
Leo Berlinghieri	$85,000	$100,548	$0	$185,548
Daniel H. Berry	$85,000	$100,548	$0	$185,548
Thomas G. Greig	$105,500	$100,548	$0	$206,048
David B. Miller	$70,000	$100,548	$0	$170,548
John R. Whitten	$85,000	$100,548	$0	$185,548
Richard F. Spanier (2)	$35,000	$0	$0	$35,000
Paul F. McLaughlin (3)	$200,000	$0	$0	$200,000

(1)
Represents the grant date fair value for each share-based compensation award granted during the year, calculated in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of these awards are set forth in Note 9 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC. As of December 31, 2016, our directors had the following stock awards outstanding: Mr. Aukerman - 6,300 RSUs; Mr. Berlinghieri - 6,300 RSUs; Mr. Berry - 6,300 RSUs; Mr. Greig - 6,300 RSUs; Mr. Miller - 6,300 RSUs; and Mr. Whitten - 6,300 RSUs.

(2)
Dr. Richard F. Spanier did not stand for re-election to the Board of Directors at the Company’s 2016 Annual Meeting of Stockholders when his term was scheduled to expire. He retired from the Board of Directors of the Company effective upon the conclusion of that meeting.

(3)	Paul F. McLaughlin retired from the Board effective March 31, 2016.

Stock Ownership/Retention Guidelines For Directors
The Company has established guidelines related to stock ownership and retention for its outside directors. Currently, the guidelines require that each non-employee director of the Company own at least 5,000 shares of Company Common Stock within one (1) year following the date of election or appointment to the Board and thereafter maintain such ownership status during the term of service as a director of the Company.
These guidelines, last amended in January 2017, further require that each non-employee director own shares of Company Common Stock by November 2018 valued at a minimum of three (3) times the amount of the director’s total cash compensation which includes the annual cash retainer as well as any additional fee paid to those individuals who are Committee Chairs, Lead Director or Chairman of the Board. For a new director the stock holding requirement is to be attained within three (3) years of his or her election to the Board.

PPROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Consistent with the recommendation of the Board of Directors and the preference of our stockholders as reflected in the non-binding advisory vote on the frequency of future advisory votes on named executive officer compensation held at the 2011 Annual Meeting of Stockholders, the Company currently holds an annual “say on pay” vote, subject to the outcome of this year’s advisory vote regarding the frequency of future say on pay votes, we expect to conduct the next advisory vote at our 2018 Annual Meeting of Stockholders.
Our executive compensation arrangements are designed to enhance stockholder value on an annual and long-term basis. Through the use of base pay as well as annual and long-term incentives, we seek to compensate our named executive officers for their contributions to our profitability and success. Please read the Compensation Discussion and Analysis beginning on page 33 of this proxy statement and the tabular and additional narrative disclosures on executive compensation beginning on page 58 of this proxy statement for additional details about our executive compensation arrangements, including information about the fiscal year 2016 compensation of our named executive officers.
This advisory vote addresses the overall compensation of our named executive officers as well as our philosophy and policies regarding executive compensation practices as described in this proxy statement. We are asking our stockholders to indicate their support for our compensation arrangements as described in this proxy statement.
For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the Company’s stockholders APPROVE, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion and other related tables and disclosures.”

Because your vote is advisory, it will not be binding upon or overrule any decisions of the Board, nor will it create any additional fiduciary duty on the part of the Board. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices described in this proxy statement, and does not seek to have the Board or Compensation Committee take any specific action. However, the Board and the Compensation Committee value the view expressed by our stockholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation matters in the future.

Vote Required
The affirmative vote, in person or by proxy, of a majority of the shares present or represented at the meeting and entitled to vote will be required to approve on an advisory (non-binding) basis the compensation of our named executive officers as disclosed in this proxy statement.

The Board recommends a vote “FOR” the approval of the compensation of the named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K as required by Section 14A(a)(1) of the Exchange Act.

PPROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF THE
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In 2011, our Board recommended and the stockholders approved an advisory vote on the frequency of the advisory vote on executive compensation being held once every year (1 year). Legislation requires that our stockholders be given the opportunity, at least once every six (6) years, to cast an advisory vote regarding how frequently we should conduct this advisory vote on executive compensation. As a result, we are again asking our stockholders to cast an advisory vote regarding how frequently the Company should conduct an advisory vote on the executive compensation of our executive officers.
Specifically, in this advisory vote we are asking stockholders to indicate whether the Company should conduct an advisory vote on the compensation of our named executive officers once every year, once every two (2) years, or once every three (3) years (i.e., on an annual, biennial or triennial basis). Alternatively, stockholders may abstain from casting a vote on this matter.
After careful consideration, our Board of Directors has determined that an annual advisory vote on executive compensation continues to be the most appropriate alternative for the Company. The Board of Directors’ determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Board of Directors believes that stockholder sentiment should be a factor that is taken into consideration by the Board of Directors and the Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to continue providing us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. In addition, we consider this to be a good governance practice. We understand that our stockholders may have different views as to what is the best approach for the Company and we look forward to hearing from our stockholders on this agenda item every year.
Based on these considerations, the Board is recommending that stockholders vote that an advisory vote on executive compensation should be held once every year (1 year), but it is important to note that the proxy card provides for four choices (every one, two, or three years, or abstain) and that stockholders are not voting to approve or disapprove the Board’s recommendation.
Because your vote is advisory, it will not be binding upon the Board, nor will it create any additional fiduciary duty on the part of the Board. However, the Board will take into account the outcome of the vote when determining how frequently an advisory vote on executive compensation should be conducted in the future.

Vote Required
For the proposal regarding the frequency of the advisory vote on executive compensation, the choice (every one, two, or three years, or abstain) receiving the highest number of votes cast by the stockholders will be considered by the Board as the expressed preference of stockholders.

The Board of Directors recommends a vote in favor of a frequency of once every year (1 year) for future non-binding stockholder votes on the compensation of the named executive officers as required by Section 14A(a)(2) of the Exchange Act.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Although ratification by stockholders is not required by law, the Board of Directors is submitting the Audit Committee’s selection of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for fiscal year 2017 for ratification as a matter of good corporate governance and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Audit Committee may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. Representatives of E&Y, the independent registered public accounting firm presented herein, will be in attendance at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Independent Registered Public Accounting Firm Selection Process
Ernst & Young LLP has served as the Company’s independent registered public accounting firm since March 2008. During this time, the firm has demonstrated:

•	A high degree of independence and professionalism in their audit engagement with the Company;

•	A solid record of partner and professional staff continuity;

•	A knowledge of current and emerging accounting and auditing issues affecting the Company;

•	A deep and ongoing understanding of the Company’s business model and industry; and

•	A readiness to assist the Company and the audit committee in keeping up-to-date with the latest accounting and auditing pronouncements and their application to the Company’s business.
In making its selection of an independent registered public accounting firm, the Audit Committee assesses, among other factors:

•	The performance of the independent registered public accounting firm in the prior year;

•	The anticipated needs of the Company and ability of the accounting firm to address them in the coming year;

•	The proposed fees for the coming year; and

•	The potential impact of changing auditors for the coming year.
Ultimately, the decision of the independent registered public accounting firm is made with the best interest of the Company and its stockholders in mind.

Factors Used To Assess Independent Registered Public Accounting Firm Quality

Members of the Audit Committee have experience in dealing with audits of other public companies as well as experience with other accounting firms. After receiving proposals and presentations from a number of firms in 2008, the Audit Committee’s basis for the selection of E&Y as the Company’s independent registered public accounting firm included, among other considerations, E&Y’s breadth of services and international footprint as well as expense considerations. On an ongoing basis, E&Y has been responsive, reliable and professional in their dealings with the Audit Committee and have appropriately assisted the Committee in its oversight of the Company’s financial processes and financial statements. In addition, E&Y makes available to the Company specialists within their firm to assist in the audit when consultation on specific and unique issues arise. These processes appear to be effective in assisting E&Y with their audit engagement.
As a part of the Audit Committee’s review of E&Y’s qualifications, E&Y provides the Company with the firm-wide comments from the Public Company Accounting Oversight Board (PCAOB) regarding this Board’s examinations of

E&Y for the prior year. E&Y also updates the Company with the quality improvements that the firm has made as a result of the PCAOB comments as well as other changes to their quality and risk assessment processes.

Audit Committee’s Involvement In The Lead Partner Selection

In keeping with their independence policy, E&Y employs a regular schedule of rotation of the both the lead engagement partner (“Lead Partner”) and the support staff. This rotation provides for sufficient overlap of the new Lead Partner with the outgoing Lead Partner. This process allows for the members of the Audit Committee and the Company management to become familiar with the new Lead Partner and new staff and to introduce them to the Company’s business. Prior to the new Lead Partner’s full engagement, the Audit Committee and Company management meet with E&Y to review and offer feedback on the industry experience, financial acumen and anticipated fit of the new Lead Partner with the Company.

Policy On Audit Committee Pre-Approval Of Audit And Permissible Non-Audit Services Of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one (1) year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2016, all services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

Fees Billed To The Company By Ernst & Young LLP For 2016 And 2015
For the years ended December 31, 2016 and 2015, aggregate fees for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, in the following categories were as follows:

Fees	2016	2015
Audit	$965,041	$1,013,699
Audit Related	$32,243	$32,250
Tax	$0	$73,850
All Other	$1,995	$1,995
Total	$999,279	$1,121,794

Audit Fees

Audit fees for the years ended December 31, 2016 and 2015 were for the audit of the Company’s annual financial statements and a review of those financial statements included in the Company’s quarterly reports on Form 10-Q and may include services that are normally provided by the independent registered public accounting firm in connection with regulatory filings or engagements including any comfort letters and consents for financings and filings made with the SEC.
The reduction in audit fees in 2016 as compared to 2015 was primarily due to the Company incurring additional charges in 2015 for a detailed review of the Company’s acquisition of Stella Alliance, LLC and an assessment of the Company’s inventory procedures at the foreign locations, neither of which analyses were required in 2016.

Audit Related Fees

Audit related fees for the years ended December 31, 2016 and 2015 were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s annual financial statements and are not reported under “Audit Fees,” specifically fees for employee benefit plan audits.

Tax Fees

Tax fees may include fees for tax compliance, tax planning and tax advice. There were no tax fees for the year ended December 31, 2016. Tax fees for the year ended December 31, 2015 were for tax advice at our foreign locations.
No tax advice was required regarding the foreign locations in 2016, therefore no tax fees were paid to E&Y in 2016.

All Other Fees

All other fees would consist of fees for products and services other than the services described above. For the years ended December 31, 2016 and 2015, all other fees included payments for an accounting and auditing information tool.
Negotiation of the annual independent registered public accounting firm fees is the responsibility of the Audit Committee with the support of the Company’s CFO. All of the fees listed in the chart above were pre-approved by the Audit Committee, which concluded that the provisions of such services by Ernst & Young LLP were compatible with the maintenance of that firm’s independence in the conduct of its audit functions.

Vote Required
The affirmative vote, in person or by proxy, of a majority of the shares present or represented at the meeting and entitled to vote will be required to ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

The Company’s Board of Directors unanimously recommends voting “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

AUDIT COMMITTEE REPORT

The following is the Audit Committee’s report submitted to the Board of Directors for the year ended December 31, 2016.
The Audit Committee of the Board of Directors has:

•
reviewed and discussed with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2016;

•	discussed with Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees;

•
received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence; and

•
discussed and reviewed with the Company’s manager - internal audit (“Mgr-IA”) and Ernst & Young LLP, with and without management present, the Company’s work in complying with the requirements of Section 404 under the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting. In connection therewith, the Audit Committee also discussed with the Mgr-IA, with and without other members of management present, management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2016. The Audit Committee also discussed Ernst & Young LLP’s audit report on internal controls over financial reporting as of December 31, 2016 with management and Ernst & Young LLP.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

THE AUDIT COMMITTEE

John R. Whitten (Chairman)
Jeffrey A. Aukerman
David B. Miller

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis contains a discussion of the material elements of compensation awarded to, earned by, or paid to the Company’s “Named Executive Officers” listed in the table below (“NEOs”), including our principal executive officer, the principal financial officer, and the next three most highly compensated executives of Rudolph Technologies, Inc. in 2016, as well as one additional former executive officer.

Name	Title
Michael Plisinski	Chief Executive Officer
Steven Roth	Senior Vice President, Finance and Administration and Chief Financial Officer
Richard Rogoff	Vice President and General Manager, Lithography Systems Group
Robert Koch	Vice President and General Counsel
Elvino da Silveira	Vice President, Marketing and Product Management
Rajiv Roy*	Vice President, Strategic Product Initiatives
*    Mr. Roy’s employment with the Company ended on October 7, 2016.
EXECUTIVE SUMMARY

Our Compensation Philosophy And Principles
Rewarding continuous improvement in financial and operating results and the creation of stockholder value are key attributes of our compensation philosophy, which serves as the framework for the Company’s executive compensation program. Our program focuses on incentive arrangements that reward executives for improvement in the Company’s results and appreciation in our stock value. The Compensation Committee of the Board of Directors of the Company (referred to as the “Committee” or the “Compensation Committee”) developed the executive compensation program using a set of core objectives. The specific objectives of our executive compensation program are to:

•	Attract, retain, and motivate executive talent;

•	Align compensation with Company and individual performance; and

•	Foster an ownership mentality that aligns our executives’ interests with stockholder interests.
To underscore the importance of “pay-for-performance” in our compensation philosophy and our Company’s culture, the Compensation Committee has developed incentive arrangements based on performance standards established at levels which the Committee believes, at target achievement, will incentivize our executives to meet or exceed industry performance. The incentive component of the Company’s executive compensation program, also referred to as the Key Executive Incentive Compensation Plan, rewards executives for achieving specific corporate, business unit and individual goals as well as strategic and operational measures depending on the executive involved.
Our long-term incentive program includes grants of performance-based restricted stock units (“RSUs”) which are earned based on the achievement of performance goals established by the Compensation Committee prior to grant and, once earned, are generally subject to additional service-based vesting requirements in equal annual increments over time. Our long-term incentive program also includes solely service-based RSUs, which also vest in equal annual increments over time. All grants are made under the stockholder approved Rudolph Technologies, Inc. 2009 Stock Plan and shares earned and vested are subject to the Company’s stock ownership and retention guidelines.

2016 Financial Highlights
In 2016, for the first time in the Company’s public company history, the Company realized its second consecutive year of record sales. In addition, the Company attained record operating income in 2016. Both of these achievements helped to drive strong growth in Company earnings in 2016. The following reflects some of our financial accomplishments in 2016 as compared to 2015 and 2014:

Our Compensation Practices
The Compensation Committee has adopted the following practices and policies with respect to the Company’s executive compensation program:

What We Do
Committee Independence	The Compensation Committee consists of independent directors and reserves time at each meeting to meet in executive session without management present.
Independent Compensation Consultant
The Compensation Committee has engaged its own independent compensation consultant and annually assesses the consultant’s performance, independence, and whether any potential conflicts of interest exist.

Independent Legal Advisor	The Compensation Committee has engaged its own independent legal advisor specializing in corporate compensation issues, as necessary.
CEO Goal Setting and Performance Evaluation	The Compensation Committee, with the input of the full Board, engages in formal goal setting and performance evaluation processes with the CEO.
Peer Group
The Compensation Committee has established formal criteria for the selection of peer group companies used as a competitive reference point with respect to executive and director compensation, program design and practices, and financial and stock performance.

Share Ownership Guidelines	The Company maintains rigorous share ownership guidelines, which apply to executives and directors, and serve as a risk-mitigating feature within our compensation structure.
Double Trigger Change-in-Control
The Company has entered into employment agreements with senior executives, including the CEO, that contain change-in-control severance protection. Executives are entitled to severance in the event of both a change-in-control of the Company and a qualifying termination of employment (“double trigger”).

Clawback Policy
The Company has adopted a policy that provides for the recovery or adjustment of amounts previously awarded or paid to a NEO in the event that financial results or other performance measures on which the award or payment were determined are restated or adjusted.

What We Don’t Do
Anti-Hedging and Pledging Policies
The Company’s insider trading policy prohibits hedging transactions related to our Common Stock. Additionally, under the Company’s anti-pledging policy, non-employee directors and executive officers are prohibited from making any new pledges of Company securities as collateral for a loan, or otherwise making a new transfer of Company securities to a margin account.

Tax Gross-Ups on Perquisites or Severance	The Company does not provide any tax gross-up payments to cover personal income taxes on perquisites or severance benefits related to a change-in-control.

NEO Compensation Elements
Our executive compensation program is generally comprised of four parts, each intended to address different objectives: base salary, annual cash performance incentives, long-term equity incentives, which generally are in the form of both performance-based vesting and service-based vesting RSU grants, and limited perquisites.

The table below highlights the foregoing key elements of our executive compensation structure.

NEO Compensation Elements
Element	Form	Description
Base Salary	Fixed Cash Compensation	Competitive cash compensation that takes into consideration the scope and complexity of the role, individual qualifications, experience, and internal value to the Company.
Annual Cash Incentive Plan	Annual Performance-Based Cash Compensation	Annual cash incentive contingent on meeting performance criteria related to corporate, business unit/department, and individual performance objectives.
Long-Term Equity Incentive Program	Performance- and Time-Based Restricted Stock Units
A set percentage of RSUs that vest over a predetermined period of time contingent upon achieving established corporate financial goals, with remaining percentage of the RSUs vesting incrementally over a fixed period.

Executive Perquisites	Monthly car allowance Income tax preparation Airline club membership	Limited perquisites, consistent with market practice, that promote efficient use of executives’ time and attract and retain executive talent.
The Compensation Committee aligns the Key Executive Incentive Compensation Plan, which encompasses our annual cash incentive plan and long-term incentive equity program, with the Company’s performance relative to pre-established performance goals based on the Company’s stated financial objectives, historical performance, and anticipated market and economic conditions for the performance period.
In adopting this design, the Compensation Committee considered a number of parameters, including the advice of its independent compensation consultant, comparable practices within the industry and the desire to achieve the goals underlying the compensation program. The Compensation Committee believes that as a result of this program the Company has been able to attract, retain and motivate executives and reward the achievement of strategic, operational and financial goals, thereby enhancing stockholder value.

Compensation Plan Design And Decisions For 2016
In early 2016, the Compensation Committee approved compensation changes for the Company’s executive officers based on the Company’s 2015 performance and outlook for 2016, each NEO’s performance and responsibilities, and current market compensation rates for each NEO position, among other criteria. As a result, for 2016, the Compensation Committee recommended and the Board approved the following compensation plan structure for our NEOs:

Base Salary

Because our CEO received a base salary increase when he assumed this role in the fourth quarter of 2015, he did not receive a further base salary increase in 2016. The Compensation Committee approved increases ranging between 2.0% and 5.5% for the base salaries of our other NEOs for 2016.

Annual Cash Incentive Plan

For 2016, the target cash incentive percentages remained unchanged for each of the NEOs as compared to 2015 with the exception of the CEO whose target cash incentive percentage was increased from 65% to 100% as a result of his assumption of the CEO role. Annual cash bonuses for 2016 performance were based on rigorous corporate revenue and non-GAAP operating income goals as well as business unit/department and individual performance goals established by the Compensation Committee in early 2016. Actual performance relative to our NEO’s goals was achieved within a range of 39.5% to 98.8% of target and awards were paid to each executive in early 2017.

Long-Term Equity Incentive Program

For 2016, the Compensation Committee approved adjustments to the long-term incentive grant values provided to our CEO and other NEOs that ranged from -20% to +58.5% when compared to values granted in 2015. Performance RSUs granted in early 2016 were earned at 99.8% of target and will continue to be subject to annual incremental service-based vesting restrictions until March 2021.

Executive Perquisites

In 2016, executive perquisites, including a monthly car allowance, income tax preparation fee payment and airline club membership remained unchanged from those provided to the NEOs in 2015.

Results Of 2016 Stockholder Vote On Executive Officer Compensation
Our Board recognizes the fundamental interest our stockholders have in the compensation of our executive officers. At the Company’s 2016 Annual Meeting, our stockholders approved our say on pay proposal, with approximately 70.7% voting in favor of the compensation of the Company’s NEOs, as described in the Compensation Discussion and Analysis, compensation tables, and related narrative disclosure in the proxy statement for the 2016 Annual Meeting. Based on the results of this advisory vote and our review of our compensation policies and decisions, the Compensation Committee, with the assistance of its independent compensation consultant, conducted a market-based review of incentive design practices in the past year, seeking to adopt an incentive program that balances both contemporary industry design with incentives that encourage our executive officers to achieve the Company’s annual and long-term goals. We believe that the compensation program now in place, and described below, achieves these goals.

Compensation Design, Decisions And Changes For 2017
The Compensation Committee conducted an in-depth review of our incentive programs with the intent to align our programs more closely with our current business strategy and to enhance the pay-for-performance alignment of our executive compensation program. The Committee determined that the 2017 NEO compensation plan would retain the same four basic elements as the 2016 plan with some modifications. The Committee recommended this updated program to the Board and the Board approved the incentive program for 2017, which reflects the following compensation elements as compared to the 2016 plan:

Base Salary

For 2017, the Compensation Committee approved a 6.7% increase to the CEO’s base salary and increases of 3% for the base salaries of each of our other NEOs.

Annual Cash Incentive Plan

As part of the enhancement of the NEO compensation program in 2017, the Compensation Committee adopted adjustments to the annual cash incentive plan. While this plan will continue to employ corporate revenue and corporate Non-GAAP Operating Income as the measurement elements for the cash incentive performance objectives, the Compensation Committee narrowed the performance ranges for each metric. In addition, the Committee reduced the payout level for threshold performance to 50% of target from 70% of target. Finally, the Committee lowered the target to achieve the maximum payout by exceeding the corporate performance objectives for each of the corporate financial metrics.

Long-Term Equity Incentive Program

As a result of its in-depth review of the Company’s incentive programs, the Compensation Committee adopted significant changes to the 2017 long-term equity incentive element of the NEO’s compensation program. While in 2016, the same metrics were used for the annual cash incentive program and the long-term equity incentive program, the Compensation Committee determined that an alternative measure, total shareholder return (TSR), will be employed with the long-term equity incentive program beginning in 2017. TSR is a measure of gains or losses realized by stockholders over time. TSR combines price appreciation and dividends paid to show the total return to a stockholder as an annualized percentage, thus directly linking executive pay to stock price changes. In addition, the period of measurement of the long-term equity incentive element has been extended from the one (1) year utilized in 2016 to three (3) years in 2017. These changes, as further outlined below, were adopted by the Compensation Committee to align our NEO’s incentive compensation with a better measure of the long-term performance of the Company while also employing a metric that is important to our stockholders.
The following changes were made to the design of the long-term equity incentive program in early 2017:

•	Performance-Based Stock Units: For 2017, forty percent (40%) of each NEO’s equity grant is comprised of performance-based RSUs. Our new relative TSR plan design includes the following features:

◦	The performance period will cover three (3) full years (i.e., 2017 through 2019, for awards granted in early 2017).

◦	Performance will be assessed using TSR, which measures growth in stock price, plus any dividends paid during the performance period.

◦
TSR performance will be compared to a performance peer group consisting of eighteen (18) companies, of which ten (10) companies are from the Company’s 2017 compensation peer group and an additional eight (8) companies are from within the Company’s industry. The formation of the performance peer group takes into consideration each of the companies in the Company’s compensation peer group currently projected to be standalone operations in three (3) years and supplements them with additional industry-specific companies in order to produce a broader, yet relevant, base of comparative TSR performance companies. The long-term equity incentive plan peer group companies are as follows:

Long-Term Equity Incentive Program - Peer Group Companies
Advanced Energy Industries, Inc.	Cohu, Inc.	MKS Instruments, Inc.
Applied Materials, Inc.	Electro Scientific Industries, Inc.	Nanometrics Incorporated
ASML Holding N.V.	FormFactor, Inc.	PDF Solutions, Inc.
Axcelis Technologies, Inc.	KLA-Tencor Corporation	Teradyne, Inc.
Brooks Automation, Inc.	Kulicke & Soffa Industries, Inc.	Veeco Instruments, Inc.
Camtek Ltd.	Lam Research Corporation	Xcerra Corporation

◦	The performance and standards to earn the RSU equity awards are as follows:

TSR Performance Relative to Peers	RSUs Earned as % of Target
Below 30th Percentile	0%
30th Percentile	50%
55th Percentile	100%
80th Percentile and above	200%
The RSU award payout will be calculated on a straight-line basis between the 30th & 55th and the 55th & 80th percentile levels referenced above.

◦	A negative TSR cap has been instituted which limits any RSUs earned to target level if the Company’s TSR is negative over the performance period and our TSR ranks above the target performance level.

◦	Earned performance RSUs are not subject to additional service-based vesting conditions.

•
Service Vesting Restricted Stock Units: For 2017, sixty percent (60%) of each NEO’s equity grant is comprised of time-based RSUs. The time required for shares to fully vest has been reduced from five (5) years from the date of grant to three (3) years from the date of grant. Shares will continue to vest in equal annual increments over the vesting period.

For 2017, the Compensation Committee determined that each NEO’s equity grant would have a service-based -performance-based equity split of 60% - 40%, with the intent to consider increasing the percentage of performance-based awards in subsequent years.

Executive Perquisites

In 2017, executive perquisites, including a monthly car allowance, income tax preparation fee payment and airline club membership remained unchanged from that provided to the NEOs in 2016.

Retirement Provision For Equity Awards

As part of their review of the overall compensation program for all Company employees, including the NEOs, the Compensation Committee determined that the implementation of a retirement provision related to equity awards would continue to incentivize individuals as they near the end of their employment with the Company. Previously, upon an employee’s retirement, any equity grants that had not vested were forfeited. Thus, any incentive realized through the service-vesting schedule for Company equity grants was diminished. As a result, the Compensation Committee assessed various retirement provision alternatives and recommended to the Board, and the Board approved, the following retirement provision:

•	An employee is “retirement eligible” if they achieve a combination of age plus years of service with the Company totaling 70, with a base minimum age of 58 years old.

•
Retirement occurs when an employee has become retirement eligible and has formally notified the Company of his/her intention to retire from the Company on a date certain and terminates employment on such date, or as otherwise approved by the Compensation Committee.

•	Upon an employee’s retirement, any equity awards granted in 2017 and onward will not be forfeited but will instead remain outstanding and vest based on:

o	The vesting schedule established for time-based equity awards; or

o	The actual performance results measured over the three-year performance period for performance-based equity awards.

INTRODUCTION / CORPORATE GOVERNANCE

Compensation Committee Members And Responsibilities
The Compensation Committee is currently composed of Daniel H. Berry, who serves as the Chairman, Jeffrey A. Aukerman and David B. Miller, each of whom are independent directors under the NYSE independence requirements. In general, the Compensation Committee is responsible for reviewing and recommending for approval by the independent members of the Board of Directors, the Company’s compensation policies and practices, including executive salary levels and variable compensation programs, both cash-based and equity-based. The Compensation Committee reviews and recommends for approval by the independent Board members the various elements of the CEO’s compensation. With respect to other executive officers, including each of our NEOs, the Compensation Committee reviews the recommendations for compensation for such individuals provided to the Committee by the CEO, and the reasons therefore and, in its discretion, may modify the compensation packages for any such individuals. The Committee then recommends such compensation packages to the independent members of the Board of Directors for approval. The Committee holds an executive session at its meetings, whenever appropriate, without the presence of management or the CEO.

Compensation Consultant
From time to time, the Compensation Committee has engaged the services of outside compensation consultants to provide advice on compensation plans and issues related to the Company’s executive and non-executive employees. In 2016, the Committee again engaged Pay Governance LLC, an independent executive compensation consulting firm, to provide a review of the Company’s executive compensation arrangements as well as to assist and provide guidance in the development of modifications to the Company’s Annual Incentive Plan and Long-Term Equity Incentive Program, which are to be implemented in 2017. Pay Governance LLC does not provide any services to management or the Company and does not provide any services other than those related to compensation consulting. The Committee has determined that Pay Governance LLC is independent within the meaning of the Compensation Committee Charter and NYSE listing standards, and the work of Pay Governance LLC for the Committee does not raise any conflicts of interest.

Independent Legal Counsel
The Compensation Committee has, as necessary, engaged the services of independent outside legal counsel for compensation issues. No independent counsel was engaged for compensation issues in 2016.

Role Of Executives In Establishing Compensation
The Compensation Committee makes all determinations regarding executive compensation subject to approval by the independent members of the Board. On an annual basis, the Committee evaluates our CEO’s performance in light of the goals and objectives established for measuring his performance at the beginning of the previous fiscal year. The results of this evaluation guide the Committee in setting our CEO’s salary, cash incentive award opportunity and equity compensation. The CEO does not participate in the Compensation Committee’s or Board’s deliberations regarding his compensation.
With regard to compensation for executives other than the CEO, the Committee seeks input from the CEO. Each year, the CEO is responsible for establishing proposed personal and corporate objectives for each of the Company’s other executives, including our other NEOs. These objectives, subject to the approval of the Compensation Committee, are reviewed and agreed upon by the CEO with the executive. In addition, as part of the annual performance review of the Company’s executives, the CEO assesses the performance of his direct reports and recommends any merit increase to be proposed for each individual. These recommendations are compiled by the CEO into executive compensation plans which include any proposed merit increases, each executive’s personal and corporate objectives, proposed annual incentive award opportunities (expressed as a percentage of their base salary) and equity grant proposals, and are submitted to the Compensation Committee for review and consideration for approval. At the Compensation Committee meeting during which the executive compensation plans are reviewed, the CEO attends the initial session to present the proposed plans and to answer questions. Thereafter, the Compensation Committee meets without the CEO present to review, discuss and approve all executive compensation plans, subject to any modifications made by the Committee.

Compensation Committee Activity
During 2016, the Compensation Committee met five (5) times. As discussed above, in early 2016 the Company’s CEO met with the Compensation Committee to present the proposed compensation plans for each of the Company’s executives as well as the proposed incentive award opportunities under the 2016 Employee Cash Bonus Program for certain non-executive employees. At each of its meetings held during 2016, the Compensation Committee met in executive session, without the presence of the CEO or any other Company executives, to review the relevant compensation matters.
In 2016, the Compensation Committee took a number of actions. These included reviewing and recommending for approval by the independent members of the Board:

•	the annual compensation of the Company’s CEO for 2016;

•	annual compensation for each of our other executive officers for 2016;

•	the Key Executive Incentive Compensation Plan and Employee Cash Bonus Programs for 2016; and

•	the service-based and performance-based equity incentive awards and related performance targets for the Company’s executives for 2016.
In reviewing and setting the annual compensation for each executive of the Company, the Compensation Committee considered the amounts payable under each of the elements of their respective compensation plans, including base salary, annual cash incentive award, equity grants and perquisites. The Committee took into consideration both the Company’s internal pay equity as well as the competitive environment within which the Company operates. In each instance, the Committee determined that the base salary and annual and long-term incentive award opportunities for the individual executives were at an acceptable level for 2016 and that the perquisites were appropriate for the related positions.
As described above, under “Compensation Design, Decisions And Changes For 2017”, in late 2016, the Compensation Committee, with the assistance of the Committee’s compensation consultant, instituted an in-depth review of the Company’s Annual Incentive Plan and Long-Term Equity Incentive Program and implemented adjustments to our annual- and long-term incentive programs for 2017. As part of this process, alternative long- and short-term incentive program structures were reviewed and assessed to determine a program that would further align our NEO’s incentive compensation with the measurement of the Company’s long-term performance. In addition, the measures selected were determined to be consistent with advancing the interests of the Company’s stockholders. Also as described above, the Committee, with the assistance of its compensation consultant, reviewed the effect of the forfeiture of equity grants on employees nearing retirement and determined that a retirement benefit should be established, pursuant to which employees who qualify as “retirement eligible” would no longer forfeit upon retirement any unvested RSU awards granted from 2017 onward. Instead, these grants would continue to vest in accordance with their vesting schedule, for time-based grants, or performance results, for performance-based grants. The retirement benefit was implemented in order to incentivize qualifying employees and continue to drive their performance as potential retirement nears.

Based on the foregoing, in early 2017, the Compensation Committee met and took a number of actions. These included the review and recommendation for approval by the independent members of the Board:

•	the annual compensation of the Company’s CEO for 2017;

•	the annual compensation for each of our other executive officers, for 2017;

•	the Key Executive Incentive Compensation Plan and Employee Cash Bonus Programs for 2017;

•	the service-based and performance-based equity incentive awards and related performance targets for the Company’s executives for 2017; and

•	a retirement provision related to equity grants for all Company employees, including NEOs, commencing in 2017.
OBJECTIVES OF COMPENSATION PROGRAMS

Compensation Philosophy And Policies
The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic and operating goals of the Company, and which aligns our executives’ interests with those of our stockholders by compensating executives based on specified financial, strategic and operating performance, with the objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives at competitor companies. The Compensation Committee believes executive compensation packages provided by the Company to its executives, including the NEOs, should include base salary, annual cash incentive opportunities, select perquisites and stock-based compensation, including equity incentive opportunities which rewards performance as measured against established goals.
The Company strives to promote an ownership mentality among its key leadership and the Board of Directors, in part through the guidelines described below under the heading “Stock Ownership/Retention Guidelines.” We believe this “skin in the game” further mitigates the incentive to take on unnecessary risks. In early 2017, the Board of Directors reassessed the previously established stock ownership retention levels for directors and the CEO and determined that an adjustment was desired. To that end, the Board approved an increase in director stock ownership requirements from a minimum number of shares held equivalent in value of two (2) times a director’s total annual cash compensation to three (3) times such compensation. For the CEO, the increase was from two (2) times the CEO’s year-end base salary to three (3) times such salary. In further support of this approach, our Board of Directors previously established an anti-pledging policy to ensure that personal interests relating to the stock holdings of employees and directors do not conflict with their duties to the Company.
The Compensation Committee has developed a set of core objectives and principles that it has used to develop the executive compensation program. The specific objectives of our executive compensation program are to:

•	Attract and retain executive talent;

•	Align compensation with Company and individual performance; and

•	Foster an ownership mentality and create alignment with stockholders.
The following principles support the objectives and design of the compensation program:

•
The compensation program is designed to be fair and competitive, from an internal and external perspective, taking into account the role, unique qualifications and distinct responsibilities of each executive;

•	A substantial portion of an executive’s compensation is designed to be at risk and linked to the achievement of both corporate and individual goals and changes in stockholder value;

•	Retirement benefits are designed to provide financial stability following employment but will not be the focal point of why executives choose to work for the Company;

•	The use of select, limited perquisites and other executive benefits are designed to serve a business purpose; and

•	All compensation program elements taken as a whole are designed to help focus executives to achieve the Company’s financial and strategic goals.

Peer Companies
In order to meet its objective of maintaining competitive executive compensation packages, the Committee obtains third-party compensation information from time to time and reviews executive compensation programs of comparable, publicly held, high technology companies.
The Company has engaged independent compensation consultants at various times in the development and evaluation of its compensation programs. To the extent that independent compensation consultants are not engaged to consult with the Committee with respect to compensation for a position or time period, the Committee obtains market compensation information using internal resources at the Company. The Committee reviews data related to compensation levels and programs of other similar companies prior to making its decisions, but only considers such information in a general manner in order to obtain a better understanding of the current compensation practices within our industry. In the fall of 2012 and through 2017, the Committee engaged Pay Governance LLC to provide peer group data and perform an assessment of compensation levels provided to executives.
Data representing company proxy disclosures and industry compensation surveys was used in conducting this assessment. The peer group of industry related companies that was developed was based generally on the following criteria:

•	Semiconductor equipment industry (publicly traded companies);

•	Revenues of approximately $500 million or less;

•	Market capitalization of less than $1 billion; and

•	Competitors for business and employee talent.
Since the Company’s initial peer group employed through its work with its compensation consultant, the list has evolved. Companies have been removed over time due to being acquired or a re-evaluation of the fit with the Company’s peer group criteria, while other companies have been added. The peer group for the 2017 and 2016 review (which was used to make decisions regarding the respective year’s compensation), as approved by the Committee, consisted of the following companies.

Companies Included In Compensation Peer Group For 2017
Advanced Energy Industries, Inc.	Electro Scientific Industries, Inc.	Ultratech, Inc.
Axcelis Technologies Inc.	FormFactor Inc.	Veeco Instruments, Inc.
Brooks Automation Inc.	MKS Instruments, Inc.	Xcerra Corporation
Cohu, Inc.	Nanometrics Incorporated

Additional Companies Included In Compensation Peer Group For 2016
AXT, Inc. (1)	Cascade Microtech, Inc. (2)	Mattson Technology, Inc. (2)
Cabot Microelectronics Corp. (1)	EMCORE Corporation (1)	PDF Solutions, Inc. (1)

(1)	Removed in 2017 due to no longer considered as meeting the Company’s peer group criteria.

(2)	Removed in 2017 due to being acquired by another company.
The pay practices of the foregoing peer group were analyzed for base salary and short-term and long-term incentives. Periodically, peer groups are used to evaluate other programs such as executive retirement, perquisites and severance policies. Our peer group data is supplemented by broader technology industry data from compensation surveys to further facilitate the evaluation of compensation levels and design. Compensation levels are generally developed at the low (25th percentile), middle (50th percentile) and high (75th percentile) end of the market for each pay element (base salary and short-term and long-term incentives) and for total compensation.
While the Committee considers market data for each pay element and in total, the Committee does not specifically target any particular market compensation level. Instead, the Committee uses its discretion in setting the compensation levels as appropriate.

Compensation Program Design
The compensation program provided to the Company’s executive officers is generally comprised of four parts, each intended to address different objectives: base salary, annual cash performance incentive awards, long-term incentives that generally are in the form of both performance-vesting and service-vesting RSU grants, and limited perquisites. Executives are also entitled to participate in benefit programs available to all Company employees, such as our ESPP and 401(k) Plan. This design was adopted for executives by the Committee taking into consideration a number of parameters including the independent compensation consultant’s advice, comparable practices within the industry and the desire to achieve the goals underlying the compensation program. The Committee believes that as a result of this program the Company can attract, retain and motivate employees and reward the achievement of strategic operational and financial goals, thereby enhancing stockholder value.
Annually, the Committee reviews the elements of the compensation package as well as the overall package afforded to the executives. At this time, the Committee, in its discretion, can recommend adjustments to the elements of the program to the independent members of the Board of Directors for review and approval. This review would typically be performed coincident with the evaluation of the individual executive’s performance in relation to their Key Executive Incentive Compensation Plan goals, salary adjustment and equity grants, if any, as discussed below.
The Committee and Board believe that each of the elements as well as the entire compensation package for Company executives is appropriate for the Company given its performance, industry, current challenges and environment.
Based on the objectives discussed in the foregoing section, the Committee seeks to structure our equity and cash incentive compensation program to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals, which we believe aligns the financial incentives of our executives with the interests of our stockholders. The Committee primarily uses salary, perquisites and other executive benefits as a means for providing base compensation to employees for their knowledge and experience and for fulfilling their basic job responsibilities.
In establishing these components of the executive compensation package, it is the Committee’s intention to set total executive compensation at a sufficient level to attract and retain a strong motivated leadership team, while remaining reasonable and in line with stockholder perception of overall fairness of executive compensation.
Base salary levels for executive officers of the Company have been generally established at or near the start of each year. The Company’s annual executive cash incentive bonuses are administered through its Key Executive Incentive Compensation Plan. The plan provides guidelines for the calculation of annual non-equity incentive based compensation, subject to the Committee’s oversight and the Company’s and executive’s achievement of corporate and individual goals. Generally, at its first meeting each year, the Committee determines final bonuses for executive officers earned in the preceding year based on each individual’s performance and the performance of the Company through its audited financial statements, and also reviews the incentive program to be established for the current year and approves the group of executives eligible to participate in the plan for that year.
Each of the Company’s executives, including our NEOs, is eligible to receive equity compensation, which has recently been in the form of RSU grants under the Company’s stockholder approved 2009 Stock Plan. All full-time and part-time employees are eligible for equity grants. The Committee believes that through the Company’s broad-based equity compensation plan, the economic interests of all employees, including the executives, are more closely aligned with those of our stockholders. It is also believed that this approach will allow the Company to use equity as an incentive in a balanced manner that supports the recruitment and retention of top talent.
The Committee generally recommends for approval by the independent members of the Board the grant of equity awards at the first regularly scheduled meeting of the Board or upon completion of the Committee’s review and approval process. The Committee and the Board do not generally grant equity awards at other times during the year, other than in the case of a new hire, promotion or other exceptional circumstances.

Impact Of Performance On Compensation
The performance of the Company and of the executive has a direct impact on the compensation received by such executive from the Company. On an annual basis, the CEO reviews the performance and compensation for the Company’s executives to determine any potential salary adjustment for each individual. This assessment takes into consideration a number of factors, including the Company’s profitability; the performance of applicable business units; the executive’s individual performance and measurable contribution to the Company’s success; and pay levels of similar positions with comparable companies in the industry and within similar technology industries.
In addition, both Company and individual performance are assessed by the CEO when proposing to the Committee any annual cash incentive payout to the NEOs (other than the CEO) under the annual cash incentive component of their Key Executive Incentive Compensation Plan. The plan includes various incentive level opportunities based on the executive’s accountability and impact on Company operations, with target award opportunities that are established as a percentage of base salary. Typically, these targets range from 10% to 100% of base salary for the executives in the plan. For our NEOs, 2016 and 2017 target annual cash bonus opportunities were set as follows:

	Target Annual Cash Incentive Percentage
Name	2017	2016
Michael P. Plisinski	100.0%	100.0%
Steven R. Roth	60.0%	60.0%
Richard Rogoff	45.0%	45.0%
Robert A. Koch	35.0%	30.0%
Elvino da Silveira	40.0%	40.0%
Rajiv Roy[1]	n/a	40.0%
1    Mr. Roy’s employment with the Company ended on October 7, 2016, which precluded him from receiving payout of an annual incentive award for 2016
Under the annual cash incentive component of our Key Executive Incentive Compensation Plan, payout is based upon achievement of corporate and personal objectives with no payout unless the Company meets the threshold level of at least one of the Board approved corporate financial targets established as part of the plan. Personal objectives are awarded on an “all or nothing” basis. Failure to meet the personal objectives thereby has a negative impact on the ultimate bonus payout.
In addition to a review of the prior year’s objectives, the CEO and each executive also confer to propose new individual performance targets for the executives (including the NEOs, other than the CEO) for the current year, which are combined with the corporate targets into an annual cash incentive opportunity proposal. The personal targets that are established are designed to result in additional incremental value to the Company if they are achieved. These personal performance targets in 2016 included goals related to additional corporate and/or business unit financial measures, operational measures and activities, transactional activities, and marketing initiatives, depending on the executive involved. The target level of the corporate component to the bonus goals was set based on the Company’s financial budget established by the Board at the beginning of the year. The determination of these goals is made annually to meet the changing nature of the Company’s business.
Upon completion of the prior year’s results and prior to implementation of the current year’s proposed Key Executive Incentive Compensation Plan, the results for each participating executive employee are submitted to, and reviewed by, the Compensation Committee, which considers the CEO’s recommendations for executives other than the CEO and determines the final bonus earned by each executive based on Company and individual performance. The Compensation Committee then establishes the Company and individual metrics applicable to the current year’s Key Executive Incentive Compensation Plan. Thereafter, the Committee’s recommendations are presented to the independent members of the Board for approval of the achieved incentive payment, if any, and of the new plan for the current year. If, during the year, there are changes to the Key Executive Incentive Compensation Plan that are proposed, such changes are presented to the Compensation Committee for its consideration. The Compensation Committee may exercise discretion in relation to its recommendation to the independent members of the Board regarding an individual’s award under the Key Executive Incentive Compensation Plan based upon its review.
An executive’s role, responsibilities, individual performance and contribution to the Company are factors considered in determining the size of any discretionary equity grant that may be recommended by the Compensation Committee to the independent members of the Board of Directors for approval as long-term incentive to the individual.
Based upon the foregoing, the compensation that an executive may realize in the course of a year can be impacted by the positive or negative performance of such individual as well as Company performance. We intend for an individual’s compensation under the Key Executive Incentive Compensation Plan to be proportionate to the Company’s and his or her performance against established goals. Similarly, equity awards that are performance-based are intended to be proportionate to the Company’s performance under goals established for the Company. This review and evaluation is more subjective when applied to salary adjustments. In this case, an executive’s performance is evaluated by taking into consideration the executive’s contribution to the Company, the significance of the individual’s achievements in relation to the overall corporate goals and mission, and the executive’s effectiveness in his or her role within the Company and then weighed against the performance of other executives. Industry norms and reference to comparative company data are considered to the extent appropriate. Thus, there is no precise, objective formula that is applied in determining salary adjustments.
DETAILS REGARDING OUR ELEMENTS OF COMPENSATION

Base Salary
The Company provides executives and other employees with base salary to compensate them for services rendered during the fiscal year. Base salaries for executive officers are established considering a number of factors, including the executive’s:

•	Individual performance;

•	Unique qualifications;

•	Role and responsibilities;

•	Measurable contribution to the Company’s profitability and success; and

•	The base salary levels of similar positions with comparable companies in the industry.
The Compensation Committee supports the compensation philosophy of moderation for elements such as base salary and perquisites and other executive benefits. As noted above, under “Impact of Performance on Compensation,” base salary decisions are made as part of the Company’s formal annual review process and are influenced by the performance of the Company and the individual.
The CEO’s recommendations for salary adjustments (other than his own) are reviewed and modified as deemed appropriate by the Compensation Committee and presented to the independent members of the Board for approval.

Annual base salary increases for the NEOs for 2016 ranged from 0.0% to 5.5%. There were no increases due to promotions for any NEO in 2016. In 2017, the annual base salary increase was 3% for each of our other NEOs and 6.7% for our CEO.

Annual Cash Incentive Compensation
An executive’s annual cash incentive award under the Key Executive Incentive Compensation Plan generally depends on the financial performance of the Company relative to profit, revenue and other financial targets and the executive’s individual performance. The incentive opportunity is generally set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk. All executive employees, including all of our NEOs, participate in the Company’s Key Executive Incentive Compensation Plan, if and when established, which is designed to generate additional incentive for maximizing the employee’s performance in realizing the corporate strategic and financial goals and mission.
The Compensation Committee may, but is not required to, establish a Key Executive Incentive Compensation Plan for any given year.
When implemented, an executive may earn an annual incentive award due to success as it relates to the executive’s individual goals, as long as the Company’s financial performance meets at least the threshold level of at least one of the corporate financial performance goals.
Upon completion of the year, the individual’s and the Company’s results with respect to the performance targets are then assessed and presented to the Committee. The Committee reviews the proposed payouts and suggests changes to the extent it deems such action necessary. Key Executive Incentive Compensation Plan awards are paid out following completion of the annual audit by the Company’s independent registered public accounting firm. This generally occurs in the first quarter of each year.

2016 Key Executive Incentive Compensation Plan – Annual Cash Incentive

The annual cash incentive component of the 2016 Key Executive Incentive Compensation Plan was established such that each NEO’s potential cash award was subject to the achievement of 2016 corporate financial objectives relating to Company revenue and non-GAAP operating income. The targets established for 2016 were of comparable difficulty compared to prior years. Had the Company not reached the threshold level of 70% of target for either of the 2016 corporate revenue or non-GAAP operating income goals, then no payout under the plan would have been earned by the executives.
Provided that either of the corporate performance goal thresholds was met, the cash bonus potential of the plan was divided into a variable component, which in 2016 related to Company revenue and non-GAAP operating income (“Variable Component”), and fixed components related to personal performance goals and/or Company business unit/department performance goals (“Fixed Components”). The cash bonus component of the 2016 Key Executive Incentive Compensation Plan was designed and administered as follows:

•	Variable Components:

o	Cash bonuses arising from the Variable Components were proposed to be awarded starting at the 70% threshold level and increasing linearly up to the plan target amount.

o	If the plan target was exceeded in either or both categories then the cash payout would increase for the applicable portion of the Variable Component up to 200%.

•	Fixed Components:

o	Cash bonuses arising from the Fixed Components were awarded on an “each or nothing” basis.

o
Only executives associated with a particular Company business unit or department had a portion of their cash bonus potential allocated to the business unit/department performance goal aspect of the Fixed Components.

o
At Company revenue levels or non-GAAP operating income at or above the 70% thresholds, each business unit/department performance goal, if applicable, and personal performance goal could have been earned in full.

o	If neither the Company revenue nor the non-GAAP operating income exceeded the 70% thresholds, then payouts from business unit/department and personal goals automatically would have been zero.

o
The business unit/department performance goals in 2016 included targets related to additional business unit or business financial measures, operational measures and market performance depending on the executive involved.

o
The personal performance goals in 2016 included targets related to additional corporate financial measures, operational measures and activities, transactional activities, and marketing initiatives depending on the executive involved.

Of the NEOs, Mr. Rogoff and Mr. da Silveira had a portion of their potential cash bonus allocated to fixed business unit/department performance goal components in 2016.

2016 Key Executive Incentive Compensation Plan – Annual Cash Incentive Results

In each year the Company has offered the Key Executive Incentive Compensation Plan, the corporate targets have been established at levels in excess of the overall industry projections in order that the Company drive to outperform the industry. In 2015, the Company achieved 105.6% of the corporate revenue and 131.5% of the non-GAAP operating income goals. The Company achieved the following performance results (dollars in millions) in 2016:

Performance Measure	Threshold	Target	Actual Performance Achieved	Actual Performance Achieved as Percentage of Target
Corporate Revenue	$161.1	$233.0	$232.8	99.8%
Non-GAAP Operating Income (1)	$34.23	$48.9	$47.26	96.6%

(1)	This non-GAAP financial measure excludes the impact of amortization of intangibles, acquisition related expenses, litigation fees, restructuring expenses and share-based compensation.
The following tables reflect the 2016 Key Executive Incentive Compensation Plan performance component percentages at target and based on actual achievement for each NEO for 2016:

Name	Corporate Target Variable Components		Business Unit / Department Target Fixed Components		Personal Goals
	Revenue	Non-GAAP Operating Income	Revenue / Gross Margin	Operating Income / Market Share
Michael P. Plisinski	35%	35%	n/a	n/a	30%
Steven R. Roth	35%	35%	n/a	n/a	30%
Richard Rogoff (1)	15%	15%	20%	20%	30%
Robert A. Koch	35%	35%	n/a	n/a	30%
Elvino da Silveira (2)	15%	15%	20%	20%	30%
Rajiv Roy (2)	15%	15%	20%	20%	30%

(1)	Mr. Rogoff’s Business Unit Target Fixed Components were Business Unit Revenue and Business Unit Operating Income.

(2)	Mr. da Silveira’s and Mr. Roy’s Department Target Fixed Components were based on Process Control Group Gross Margin and overall corporate Gross Margin (10% each) and Market Share assessments.

Name	Corporate Achieved Variable Components		Business Unit / Department Achieved Fixed Components		Personal Goals	Total Achieved
	Revenue	Non-GAAP Operating Income	Revenue / Gross Margin	Operating Income / Market Share
Michael P. Plisinski	34.9%	33.8%	n/a	n/a	26.0%	94.8%
Steven R. Roth	34.9%	33.8%	n/a	n/a	30.0%	98.8%
Richard Rogoff	15.0%	14.5%	0%	0%	22.0%	51.5%
Robert A. Koch	34.9%	33.8%	n/a	n/a	30.0%	98.8%
Elvino da Silveira	15.0%	14.5%	0%	*	10.0%	39.5%
Rajiv Roy (1)	n/a	n/a	n/a	n/a	n/a	n/a

(1)	Mr. Roy’s employment with the Company ended on October 7, 2016, which precluded him from receiving a payout under the Key Executive Incentive Compensation Plan.

*
The Market Share component of Mr. da Silveira’s Department Fixed Component will not be determined until the publication of market share research in April of 2017. To the extent this goal is realized, the Total Achieved percentage will be adjusted accordingly.

In 2016, while the Company essentially achieved the target levels of the corporate revenue and non-GAAP operating income financial performance goals established under our annual and long-term incentive program, our NEOs did not meet all of their individual metrics established under our annual incentive program. As a result, our NEOs earned cash bonus awards for 2016 under our annual cash incentive program approximately at target levels with the exception of Mr. Rogoff and Mr. da Silveira who earned cash bonus awards for 2016 below target levels, but above threshold levels.

2017 Key Executive Incentive Compensation Plan – Annual Cash Incentive

The annual cash incentive component of the 2017 Key Executive Incentive Compensation Plan has been established similar to that for 2016 but with some adjustments to the plan. Consistent with 2016, the 2017 cash incentive component is structured such that each NEO’s potential cash award is subject to the achievement of 2017 corporate financial objectives relating to corporate revenue and corporate non-GAAP operating income. The financial goal targets established for 2017 are of comparable difficulty as compared to prior years. The cash bonus payout is contingent on meeting at least one of the 2017 corporate revenue or corporate non-GAAP operating income goals. Should the Company not reach the threshold level for either the 2017 corporate revenue or corporate non-GAAP operating income goal, then no payout under the plan will be made to executives.
Provided that either of the corporate performance goal thresholds was met, the cash bonus potential of the plan is again divided into Variable Components and Fixed Components. For 2017, business unit/department performance goals will be assessed as Variable Components. The cash bonus component of the 2017 Key Executive Incentive Compensation Plan was designed and administered as follows:

•	Variable Components:

o
Fifty percent (50%) of the cash bonus arising from the corporate revenue Variable Component is proposed to be awarded starting at the goal threshold level of 80% and increasing linearly up to the plan target amount.

o
Fifty percent (50%) of the cash bonus arising from the corporate non-GAAP operating income Variable Component is proposed to be awarded starting at the goal threshold level of 70% and increasing linearly up to the plan target amount.

o
Should the Company exceed the 2017 corporate revenue goal, additional upside in the cash awarded under this component will be earned up to a maximum of 200%, on a linear basis between 100% and 120% achievement of this goal.

o
Should the Company exceed the 2017 corporate non-GAAP operating income goal, additional upside in the cash awarded under this component will be earned up to a maximum of 200%, on a linear basis between 100% and 130% achievement of this goal.

o
Only executives associated with a particular Company business unit or department had a portion of their cash bonus potential allocated to the business unit/department performance goal aspect of the Variable Components.

o
The business unit/department performance goals in 2017 include targets related to additional business unit financial measures, operational measures and market performance depending on the executive involved.

o
For business unit/department Variable Components in 2017, 50% of the cash bonus arising from the business unit revenue and from the business unit non-GAAP operating income goals are each proposed to be awarded starting at the goal threshold level of 85% and increasing linearly up to the plan target amount.

•	Fixed Components:

o	Cash bonuses arising from the Fixed Components are to be awarded on an “each or nothing” basis.

o	At Company revenue levels or non-GAAP operating income at or above the thresholds described above, each personal performance goal can be earned in full.

o	If neither the Company revenue nor the non-GAAP operating income exceeds the identified thresholds, then payouts from personal goals automatically will be zero.

o
The personal performance goals in 2017 include individual targets that, depending upon the executive, may relate to any of senior management planning, additional corporate financial measures, operational measures and activities, transactional activities, or marketing initiatives.

The following table reflects a comparison of the structure of the annual cash incentive components of the 2016 and 2017 Key Executive Incentive Compensation Plans.

Key Executive Incentive Compensation Plan - Annual Cash Incentive Provisions	2016	2017
Payout if both financial metric thresholds are not reached	0%	0%
Corporate revenue threshold	70%	80%
Corporate non-GAAP operating income threshold	70%	70%
Payout upon attaining corporate financial metric threshold level	70%	50%
Payout upon attaining corporate financial metric goal	100%	100%
Payout upside maximum for corporate financial metric goals	200%	200%
Corporate revenue metric upside range	100%-200%	100%-120%
Corporate non-GAAP operating income metric upside range	100%-200%	100%-130%
Business unit/department goal payout	Fixed	Variable
Personal goal payout	Fixed	Fixed

Long-Term Equity Incentive Plan
The Compensation Committee currently administers the Company’s 2009 Stock Plan, which was approved by stockholder vote on May 19, 2009. Employees and members of management, including the Company’s NEOs, generally receive annual grants of incentive RSUs and other equity awards (collectively, “Grants”) at or about the time of their performance reviews each year from a pool of shares established under the 2009 Stock Plan. The Company’s long-term incentive compensation program seeks to align the executives’ interests with the Company’s stockholders by rewarding successes in stockholder returns. Additionally, the Committee desires to foster an ownership mentality among executives by providing stock-based incentives as a portion of compensation.

Over the past several years, the Committee has annually awarded executives with grants of performance-based and service-based RSUs.
The purpose of the Grant program is to provide incentive to executives and other key employees of the Company to work to maximize long-term return to the Company’s stockholders. The number of Grants awarded to each executive officer is initially determined on a discretionary rather than formula basis by the Compensation Committee.
In awarding Grants to the executive officers, the CEO (except in connection with his own Grants) and the Committee consider a number of subjective factors, including the executive’s position and responsibilities at the Company, the executive’s individual performance, the number of Grants held (if any) and other factors that they may deem relevant.

2016 Key Executive Incentive Compensation Plan – Long-Term Equity Incentive

In 2016, the Committee recommended and the independent members of the Board approved grants of RSUs, with the number of RSUs allocated to each named executive officer determined in the manner discussed above. Fifty percent (50%) of each NEO’s equity award under this long-term equity component of the 2016 Key Executive Incentive Compensation Plan was subject to the achievement of the 2016 corporate financial objectives relating to corporate revenue and corporate non-GAAP operating income with the same financial targets as described above for the annual cash incentive component. The remaining 50% of the RSU grant generally was subject solely to service-based vesting in 20% increments over five (5) years from the grant date.
For the performance-based RSU grant, performance vesting was contingent on meeting either of the 2016 corporate revenue or corporate non-GAAP operating income target goals, starting at the 70% threshold and increasing linearly to the 100% level of the goal at target. If the Company exceeded the 2016 corporate revenue and/or corporate non-GAAP operating income goals, the additional upside in the number of RSUs that could be earned by the executive was up to a cumulative maximum of 120% of the award target level with respect to each component. For grants prior to 2017, once earned, these shares were generally subject to service-based vesting in equal increments over the next four (4) years.

2016 Key Executive Incentive Compensation Plan – Long-Term Equity Incentive Results

For 2016, the Company exceeded the corporate revenue performance goal threshold, achieving 99.8% of target, and exceeded the non-GAAP operating income performance goal threshold, achieving 96.6% of target. As a result, each NEO received RSUs in an amount equal to 99.8% of their respective award target levels. All earned performance-based RSUs for the executives were then subject to service-vesting in equal 20% annual increments beginning in February 2017.

2017 Key Executive Incentive Compensation Plan – Long-Term Equity Incentive

In 2017, while the Committee awarded RSUs to our NEOs with the number of RSUs allocated to each NEO determined in a similar manner as discussed above, the structure of the long-term equity incentive component of the 2017 Key Executive Incentive Plan underwent significant restructuring.
The long-term equity incentive component of the 2017 Key Executive Incentive Compensation Plan will continue to be divided between performance-based and service-based RSU grants. Due to the changes reflected in the adjusted long-term equity component of the plan, for 2017, 40% of each NEO’s grant is subject to performance-based goals and the remaining 60% is subject to service-based vesting requirements. After the implementation of the adjusted plan in 2017, the Committee will consider increasing the percentage of performance-based RSU awards in succeeding years. Each service-based RSU award will be subject solely to service-based vesting in one-third increments over three (3) years from the grant date. See above under “Compensation Design, Decisions And Changes For 2017 –Long-Term Equity Incentive Program” for more details regarding these awards.

The following table reflects a comparison of the structure of the annual cash incentive components of the 2016 and 2017 Key Executive Incentive Compensation Plans.

Key Executive Incentive Compensation Plan - Long-Term Equity Incentive Provisions	2016	2017
Performance-based / Service-based grant breakout	50%-50%	40%-60%
Service-based grant vesting period	20% annually over 5 years	33.3% annually over 3 years
Performance-based grant evaluation period	1 year	3 years
Performance-based grant metric(s)	Corporate revenue or non-GAAP operating income	TSR
Performance-based grant vesting period	20% on earning and 20% annually over next 4 years	100% upon earning
Performance threshold for earning grant	70% of either corporate financial metric	30th TSR percentile
Percent of grant earned at threshold	70%	50%
Measure at which 100% of grant is earned	100% of corporate financial metric	55th TSR percentile
Maximum grant upside	120%	200%
Measure at which maximum upside of grant is earned	120% of corporate financial metric	80th TSR percentile

Personal Benefits And Perquisites
All employees of the Company, including its executives, are eligible to participate in the following benefit plans and programs (“Benefit Package”):

•	Health and dental insurance;

•	Elective vision care program;

•	Life insurance and accidental death and dismemberment coverage;

•	401(k) savings plan;

•	Short and long term disability insurance with supplemental income continuation;

•	Health care and dependent care flexible spending account programs;

•	Employee assistance program (EAP);

•	Tuition reimbursement plan;

•	Employee stock purchase plan;

•	Employee referral bonus program; and

•	Length of service awards.
The Committee believes that these benefits are consistent with industry practice and are important in recruiting and retaining qualified employees.
In addition to the Benefit Package, executive employees, including NEOs, receive the following:

•	A monthly car allowance;

•	Company-paid tax preparation services; and

•	Company-paid membership in one (1) airline executive club.
The foregoing perquisites were determined based on a review of comparable company offerings performed by the Company and the Committee’s compensation consultant and are evaluated annually as part of the compensation review.

The Committee believes that these benefits are reasonable and consistent with the Company’s overall compensation program and better enable the Company to attract and retain superior employees for key positions.
Finally, in 2017, the Compensation Committee implemented, for all employees of the Company, including NEOs, the retirement benefit described above under “Compensation Design, Decisions And Changes For 2017 –Retirement Benefit”, pursuant to which RSUs are not forfeited upon retirement but instead remain outstanding and continue to vest in accordance with their original terms.

Employee Stock Purchase Plan
The Company has maintained an Employee Stock Purchase Plan since 1999. The Company’s 2009 Employee Stock Purchase Plan was approved by stockholders in 2009 and is currently administered by the Compensation Committee. Under the terms of our current and prior Employee Stock Purchase Plans, eligible employees may elect to have up to fifteen percent (15%) of eligible compensation deducted from their base salary and applied to the purchase of shares of Company Common Stock. The price the employee pays for each share of stock is ninety-five percent (95%) of the fair market value of the Company Common Stock at the end of the applicable six-month purchase period. The Employee Stock Purchase Plan qualifies as a non-compensatory plan under Code Section 423.
The Company does not offer a non-qualified deferred compensation plan.

Employment And Change-In-Control Agreements
While the Company utilizes employment agreements on a limited basis, we currently maintain employment agreements or arrangements with each of our NEOs.
In 2000, the Company entered into a management agreement with Mr. Roth, effective as of July 24, 2000. Mr. Roth previously had employment agreements with the Company when it was a private entity and, at the time of the Company’s initial public offering, his agreement was redrafted to reflect terms believed to be appropriate for such officer’s service in his capacity with a publicly held corporation.
Upon the appointment of Mr. Plisinski to the position of CEO, he entered into a new employment agreement with the Company. This agreement superseded the executive employment agreement that Mr. Plisinski had entered into with August Technology Corporation which was assumed by the Company upon its merger with August Technology in 2006.
Mr. Plisinski’s employment agreement provides for a term of two (2) years with automatic renewals for additional two-year terms and Mr. Roth’s agreement provides for a term of one (1) year with automatic renewals for additional one-year terms, unless the Company or the applicable executive delivers a notice of non-renewal to the other party. Mr. Plisinski’s agreement prohibits him from competing with the Company in any way or soliciting its employees during his term of employment and for two (2) years after termination of his employment. Mr. Roth’s agreement prohibits him from competing with the Company in any way or soliciting its employees during his term of employment and for one (1) year after termination of his employment.
Certain of our executive officers (other than Mr. Roy, whose employment ended in 2016) are also entitled to payments upon a qualifying termination of employment following a change-in-control event. The Committee believes that providing severance in a change-in-control situation is beneficial to stockholders so that executives may remain objectively neutral when evaluating a transaction that may be beneficial to stockholders yet could negatively impact the continued employment of the executive. As a result, in August 2009, the Compensation Committee further authorized the Company to enter into a Change-in-Control Agreement with Messrs. Koch and other Company executives and authorized amendment to the management agreement of Mr. Roth to include comparable change-in-control terms. In February 2014, the Company entered into a Change-in-Control Agreement with Mr. Rogoff and Mr. da Silveira with comparable change-in-control terms. Further, Mr. Plisinski’s employment agreement also contains change-in-control terms.

See “Potential Payments Upon Termination of Employment or Change-in-Control” below for a description of these arrangements and potential payments that the NEOs would have been entitled to receive upon applicable hypothetical termination scenarios as of December 31, 2016.

Other Elements Of Post-Termination Compensation
The Company does not have a practice of providing retirement benefits, including any supplemental executive retirement plans (SERP), to its executives, other than through its 401(k) plan and the retirement provision for equity grants effective in 2017. The Company retains the discretion to utilize the offer of severance and/or change-in-control protection as an incentive in its hiring and retention of executives.

Non-Solicitation And Non-Competition Policy
The Company maintains a policy of entering into an agreement with each of its new executives, which contains both non-solicitation and non-competition provisions. The non-solicitation provisions apply for one (1) year after termination of the individual’s employment while the non-competition provisions are in effect during the individual’s employment and generally for one (1) year thereafter. Each of the Company’s executives has entered into these covenants with the Company, except Mr. Plisinski, whose non-solicitation and non-competition provisions are in place during, and extend for two (2) years after the end of, their respective employments with the Company. In each case, these covenants have been implemented to protect the confidential information, goodwill and other assets of the Company. For those individuals with employment agreements, should a breach of the non-solicitation or non-competition terms of their agreements occur, this could give rise to the Company declaring a breach under the agreement and terminating all severance payments thereunder.

General Termination Benefits
Upon termination of an executive’s employment with the Company, the individual is entitled to receive his or her base salary earned through the termination date, along with a payout for all accrued but unused vacation time earned though such date. Thereafter, further cash compensation to the executives is discontinued, except to the extent that severance or change-in-control payments are required to be made in accordance with individual or Company severance protection arrangements. Certain executives with the Company who have entered into employment agreements are entitled to elect to continue group health or other group benefits as allowed by COBRA with continued Company co-payments for agreed post-termination periods. The Company retains the right to offer severance and/or payment of COBRA benefits to any individual who is terminated from the Company at its discretion.

Stock Ownership/Retention Guidelines
The Company has established guidelines related to stock ownership and retention for its executives and its outside directors to further align the interest of the executives and non-employee directors with the interests of stockholders, to have a stake in the long-term financial future of the Company and to further promote the Company’s commitment to sound corporate governance while allowing them to prudently manage their personal financial affairs.

In 2005, the Board established the Company’s initial stock ownership policy. Since that time, the policy has been periodically amended such that the stock ownership and retention levels currently in effect are the following:

Company Role	Company Common Stock Holding Requirement	Effective Date
Non-Employee Directors	3x value of total cash compensation (1)	November 2018 or within 3 years of initial election to Board
CEO	3x value of CEO’s base annual salary	November 2018 or within 3 years of hire/promotion
CFO, COO, Business Unit GM, VP Worldwide Sales, General Counsel	2x value of executive’s base annual salary	November 2018 or within 3 years of hire/promotion
VP reporting directly to CEO (excluding above)	5,000 shares	Within 1 year of date of hire/promotion
VP not reporting directly to CEO	2,500 shares	Within 1 year of date of hire/promotion

(1)	Includes annual cash retainer and any fee paid for service as a Committee Chair, Lead Director or Chairman.
In assessing compliance with the foregoing guidelines, the Company takes into consideration only the ownership of Common Stock in the Company. To that end, unearned RSUs and vested or unvested stock options do not qualify as shares for purposes of compliance with the Company’s stock ownership and retention guidelines.
Compliance with the Company’s stock ownership and retention guidelines is reviewed annually by the Nominating and Governance Committee. At their last review on January 24, 2017, the Nominating and Governance Committee determined that all executives and directors who were with the Company and acting in their executive/director capacities for periods in excess of one (1) year were in compliance with the ownership requirements or would be upon the first quarter 2017 vesting of RSU grants. Should any individual in the future not own the minimum number of required shares after notice by the Nominating and Governance Committee, additional action, including possible removal from the executive role or a determination to not nominate the director for election, would be considered by the Board.
The Nominating and Governance Committee has scheduled its review of the Company’s stock ownership and retention guidelines for its January 2018 meeting and at this annual review will evaluate the appropriateness of the foregoing stock ownership levels for 2018 based in part on the trailing three-year weighted average of the Company’s stock price at the time of the evaluation, as well as other considerations such as market conditions and comparable practices within the industry.

Prohibition On Hedging And Pledging Of Company Stock
In order to ensure that our executives, including our NEOs, bear the full risk of the Company’s stock ownership, our insider trading policy prohibits hedging transactions related to our Common Stock. Additionally, under the Company’s anti-pledging policy, non-employee directors and executive officers are prohibited from making any new pledges of Company securities as collateral for a loan, or otherwise making a new transfer of Company securities to a margin account, provided that non-employee directors may pledge their securities when obligated to do so to realize the consummation of potential mergers, acquisitions and similar transactions with which the Company may be involved from time to time.

Adjustments Or Recovery Of Prior Compensation
The Company adopted a policy which provides for the recovery or adjustment of amounts previously awarded or paid to a NEO in the event that financial results or other performance measures on which an award or payment were determined are to be restated or adjusted. In addition, if the Company is required to restate its financial results due to material noncompliance with any financial reporting requirements as a result of misconduct, the Sarbanes-Oxley Act of 2002 requires the CEO and CFO to disgorge:

•
Any bonus or other incentive-based or equity-based compensation received from the Company during the 12-month period following the first public issuance of the non-compliant financial reporting document; and

•	Any profits realized from the sale of Company stock during that 12-month period.
In addition, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the SEC to direct the national securities exchanges to prohibit the listing of any security of an issuer that does not develop and implement a clawback policy. The SEC has not yet finalized its rules related to these clawback policies. Once the final rules are in place, the Company will adjust its policy, as necessary, to comply with SEC regulations.

Compensation Program Risk Assessment
In 2013, the Committee engaged the compensation consultant to conduct a comprehensive review of our executive compensation program and practices to assess whether possible compensation design features may have the potential to incentivize the NEOs to take risks that are reasonably likely to have a material adverse effect on the Company. The compensation risk assessment covered potential risks and risk mitigating features in each of the following areas: compensation philosophy and pay mix; performance measures used in incentive plans; goal setting and payout leverage; calculation and verification of performance outcomes for incentive payments; and other features. Based on this compensation risk assessment framework, the Committee evaluated our current executive compensation policies, practices and programs and believes they do not create risks that are reasonably likely to have a material adverse effect on the Company.

IRS Limits On Deductibility Of Compensation
An income tax deduction under Code Section 162(m) will generally be available for annual compensation in excess of $1 million paid to certain executive officers only if that compensation is “performance-based” and complies with certain other tax law requirements. Although the Compensation Committee considers deductibility issues when approving executive compensation elements, the Committee believes that the other compensation objectives, such as attracting, retaining and providing appropriate incentives to executives, are important and can supersede the goal of maintaining deductibility. Consequently, the Compensation Committee generally makes compensation decisions without regard to deductibility, as the Committee believes it has appropriately structured its compensation programs to provide incentives to our executives to increase Company return and stockholder value.
CONCLUSION
In reviewing its compensation programs, the Company has concluded that each element of compensation as well as the total compensation opportunities for its NEOs and its other executive officers are reasonable, appropriate and in the interests of the Company and its stockholders. The Company believes that this compensation program appropriately satisfies the Company’s goals of establishing a compensation package that attracts and retains a strong motivated leadership team, aligns the financial incentives of the executives with the interests of the stockholders, and rewards the achievement of specific annual, long-term and strategic goals of the Company. The Committee believes that the compensation program established by the Company has enabled it to recruit and secure a talented and motivated leadership team by which the Company drives toward the ultimate objective of improving stockholder value.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) within the Executive Compensation section of this proxy statement with the management of the Company. Based on such review and discussions, we have recommended to the Board of Directors that the CD&A be included as part of this proxy statement.

THE COMPENSATION COMMITTEE

Daniel H. Berry (Chairman)
Jeffrey A. Aukerman
David B. Miller

Summary Compensation Table
The table below sets forth information for the years ended December 31, 2016, 2015 and 2014 concerning the compensation of the CEO, the CFO, the three other most highly compensated executive officers, and one of our former executive officers (together, the “Named Executive Officers” or “NEOs”):

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Michael P. Plisinski Chief Executive Officer	2016	$450,000	$650,005	—	$426,555	$8,814	$1,535,374
	2015	$356,000	$1,845,000 [4]	—	$282,815	$7,839	$2,491,654
	2014	$298,492	$164,850	—	$125,827	$9,999	$599,168
Steven R. Roth Senior Vice President, Finance and Administration and Chief Financial Officer	2016	$331,707	$199,992	—	$197,279	$8,814	$737,792
	2015	$322,046	$153,750	—	$211,299	$8,814	$695,909
	2014	$312,666	$131,880	—	$150,378	$8,584	$603,508
Richard Rogoff Vice President and General Manager, Lithography Systems Group	2016	$280,194	$122,996	—	$65,130	$8,814	$477,134
	2015	$272,033	$123,000	—	$68,249	$8,814	$472,096
	2014	$265,000	$131,880	—	$43,216	$8,994	$449,090
Robert A. Koch Vice President and General Counsel	2016	$272,264	$102,489	—	$80,963	$8,814	$464,530
	2015	$264,334	$102,500	—	$88,308	$8,814	$463,956
	2014	$256,635	$109,900	—	$66,350	$8,743	$441,628
Elvino da Silveira Vice President, Marketing & Product Management	2016	$255,879	$102,489	—	$40,654 [5]	$8,814	$407,836

Rajiv Roy (6) Vice President, Strategic Product Initiatives	2016	$194,390	$82,006	—	$0	$93,886	$370,282
	2015	$236,056	$102,500	—	$83,275	$6,952	$428,783

(1)
Amounts reflect the grant date fair value for each share-based compensation award granted to the executive officer during the covered year, calculated in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of awards are set forth in Note 9 to our consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC on February 16, 2017. For 2016, the amount reported for each NEO includes the grant date fair value attributable to the 2016 awards of (i) time-based RSUs and (ii) performance-based RSUs, assuming that the performance conditions were satisfied at target at the time of grant. Each NEO earned an award based on achievement of 99.8% of the target level of performance conditions, with the exception of Mr. Roy who forfeited his 2016 time-based and performance-based RSU awards upon his termination of employment in October 2016. The grant date fair value attributable to the 2016 performance-based RSUs assuming maximum performance achievement is as follows: Mr. Plisinski, $715,005; Mr. Roth, $219,991; Mr. Rogoff, $135,296; Mr. Koch, $112,738; and Mr. da Silveira, $112,738. The actual amounts earned, based on the original grant date fair value of $12.28 per share, for the time-based and performance-based RSUs were as follows: Mr. Plisinski, $649,501; Mr. Roth, $199,845; Mr. Rogoff, $122,911; Mr. Koch, $102,415; and Mr. da Silveira, $102,415.

(2)	Represents annual cash performance bonus awards under the Key Executive Incentive Compensation Plan earned for 2016, 2015 and 2014, respectively.

(3)	The table below details the components of this column.

Name	Year	Matching Contribution to 401(k)	Insurance (1)	Perquisites	Severance Compensation	Total “All Other Compensation”
Michael P. Plisinski	2016	$7,950	$864	—*	—	$8,814
Steven R. Roth	2016	$7,950	$864	—*	—	$8,814
Richard Rogoff	2016	$7,950	$864	—*	—	$8,814
Robert A. Koch	2016	$7,950	$864	—*	—	$8,814
Elvino da Silveira	2016	$7,950	$864	—*	—	$8,814
Rajiv Roy	2016	$5,269	$720	—*	$87,897	$93,886

*	Less than $10,000 of perquisites in the aggregate, and therefore, zero perquisites disclosed in accordance with SEC rules.

(1)
Insurance is the premium associated with coverage under the group term life insurance and accidental death and dismemberment insurance plans provided by the Company to its employees. Coverage is equal to the lesser of two (2) times salary or $450,000.

(4)	Includes stock award granted with promotion to CEO in November of 2015.

(5)
Mr. da Silveira’s annual cash performance plan for 2016 included a component, which, if fully achieved, would result in the maximum payment of an additional $20,470 in April 2017, which is not reflected in this amount.

(6)	Mr. Roy’s employment with the Company ended on October 7, 2016. The salary reflected for Mr. Roy consists of his base salary through the cessation of employment.

Grants of Plan-Based Awards in 2016
The following table sets forth information with respect to non-equity and equity incentive plan awards granted during 2016 to the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)			All Other Stock Awards: Number of Shares of Stocks or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Michael P. Plisinski	1/27/2016	$110,250	$450,000	$765,000
	1/27/2016				18,526	26,466	31,759		$325,002
	1/27/2016							26,466	$325,002
Steven R. Roth	1/27/2016	$48,925	$199,696	$339,483
	1/27/2016				5,700	8,143	9,772		$99,996
	1/27/2016							8,143	$99,996
Richard Rogoff	1/27/2016	$30,996	$126,513	$215,071
	1/27/2016				3,506	5,008	6,010		$61,498
	1/27/2016							5,008	$61,498
Robert A. Koch	1/27/2016	$20,079	$81,955	$139,323
	1/27/2016				2,921	4,173	5,008		$51,244
	1/27/2016							4,173	$51,244
Elvino da Silveira	1/27/2016	$25,228	$102,971	$175,050
	1/27/2016				2,921	4,173	5,008		$51,244
	1/27/2016							4,173	$51,244
Rajiv Roy (4)	1/27/2016	$23,652	$96,540	$164,117
	1/27/2016				2,337	3,339	4,007		$41,003
	1/27/2016							3,339	$41,003

(1)
The amounts reported in these columns represent the annual cash incentive opportunities under the Company’s Key Executive Incentive Compensation Plan for each of our Named Executive Officers for the 2016 performance period. The metrics against which performance was measured under this plan, as well as other details regarding the plan, are discussed above in the Compensation Discussion and Analysis under “Annual Cash Incentive Compensation”. The amounts actually earned by our Named Executive Officers under the plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)
The amounts reported in these columns, other than as described in footnote (3), represent the award opportunities under the Company’s 2016 performance-based RSU program. The metrics against which performance was measured under this program, as well as other details regarding the plan, are discussed above in the Compensation Discussion and Analysis under the heading “Long-Term Equity Incentive Plan.” This award was granted under the Company’s 2009 Stock Plan. These awards were earned at 99.8% of target and are subject to further service-based vesting condition. 20% of the RSUs earned under this award vested on February 16, 2017 and the remaining RSUs will vest in 20% increments on each of the subsequent four anniversaries of the grant dates.

(3)
The amounts reported in these columns represent the awards of RSUs which are subject to service-based vesting conditions, as discussed above in the Compensation Discussion and Analysis under the heading “Long-Term Equity Incentive Plan.” This award was granted under the Company’s 2009 Stock Plan. These RSUs vest in 20% increments on each of the first five (5) anniversaries of the grant date.

(4)	Mr. Roy forfeited his entitlement to the awards reported in this table upon termination of employment.

Outstanding Equity Awards At 2016 Year-End
The following table sets forth information with respect to outstanding equity awards held by the Named Executive Officers at December 31, 2016.

Name	Grant Date (1)	Option Awards (2)				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Michael P. Plisinski	1/25/2012					3,300	$77,055
	2/22/2013					4,435	$103,557
	1/31/2014					8,437	$197,004
	10/1/2014					4,218	$98,490
	1/28/2015					35,200	$821,920
	11/9/2015					100,000	$2,335,000
	1/27/2016					26,466	$617,981	26,466	$617,981
Steven R. Roth	8/20/2009	56,000	—	$6.80	8/19/2019
	1/25/2012					3,300	$77,055
	2/22/2013					3,016	$70,424
	1/31/2014					6,750	$157,613
	1/28/2015					13,200	$308,220
	1/27/2016					8,143	$190,139	8,143	$190,139
Richard Rogoff	10/14/2013					2,000	$46,700
	1/31/2014					6,750	$157,613
	1/28/2015					10,560	$246,576
	1/27/2016					5,008	$116,937	5,008	$116,937
Robert A. Koch	8/20/2009	18,000	—	$6.80	8/19/2019
	1/25/2012					880	$20,548
	2/22/2013					1,774	$41,423
	1/31/2014					5,625	$131,344
	1/28/2015					8,800	$205,480
	1/27/2016					4,173	$97,440	4,173	$97,440
Elvino da Silveira	12/12/2012	24,000	6,000	12.22	12/11/2022
	1/31/2014					5,625	$131,334
	1/28/2015					8,800	$205,480
	1/27/2016					4,173	$97,440	4,173	$97,440

(1)	For better understanding of this table, we have included an additional column showing the grant date of stock options and restricted stock units.

(2)	Stock options became exercisable 1/5th per year on the anniversary of the grant date.

(3)
Amount includes (i) service-based RSU awards and (ii) performance-based RSU awards that have been earned and remain subject to service-based vesting requirements. RSUs vest in accordance with the schedule below:

Grant Date	Grant Type	Vesting
1/25/2012	Service-based RSU	1/5th per year on the anniversary of the grant date
1/25/2012	Performance-based RSU	1/5th on March 1, 2013 and 1/5th per year on the anniversary of the grant date
2/22/2013	Service-based RSU	1/5th per year on the anniversary of the grant date
2/22/2013	Performance-based RSU	1/5th on March 1, 2014 and 1/5th per year on the anniversary of the grant date
1/31/2014	Service-based RSU	1/5th per year on the anniversary of the grant date
1/31/2014	Performance-based RSU	1/5th on February 20, 2015 and 1/5th per year on the anniversary of the grant date
10/1/2014	Service-based & Performance-based RSU	1/5th per year on the anniversary of the grant date
1/28/2015	Service-based RSU	1/5th per year on the anniversary of the grant date
1/28/2015	Performance-based RSU	1/5th on February 19, 2016 and 1/5th per year on the anniversary of the grant date
11/9/2015	Service-based RSU	100% on third anniversary of the grant date
1/27/2016	Service-based RSU	1/5th per year on the anniversary of the grant date
1/27/2016	Performance-based RSU	1/5th on February 16, 2017 and 1/5th per year on the anniversary of the grant date

(4)	Based on the Company’s common stock closing price of $23.35 per share on December 31, 2016.

(5)	Performance-based restricted stock units are reported in this table at target and, if earned, vest in 20% increments on February 16, 2016 and on the four anniversaries of the grant date thereafter.

Option Exercises And Stock Vested In 2016
The following table sets forth information with respect to the exercise of stock options and vesting of RSUs by the Named Executive Officers during the year ended December 31, 2016:

Name	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
	on Exercise (#)	Exercise ($)	on Vesting (#)	Vesting ($)(1)
Michael P. Plisinski	—	$—	21,324	$269,883
Steven R. Roth	—	$—	13,144	$162,741
Richard Rogoff	—	$—	5,890	$78,502
Robert A. Koch	—	$—	6,712	$83,065
Elvino da Silveira	—	$—	4,075	$50,627
Rajiv Roy	—	$—	9,001	$111,339

(1)	Value realized represents fair market value of the shares at time of vesting.

Pension And Nonqualified Deferred Compensation
The Company does not have a defined benefit pension program nor does it offer non-qualified deferred compensation.

Potential Payments Upon Termination Of Employment Or Change-In-Control
This section (including the following tables) summarizes each NEO’s estimated payments and other benefits that would be received by the NEO or his estate if his employment had terminated on December 31, 2016, under the hypothetical circumstances set forth below, with the exception of Mr. Roy whose employment with the Company terminated on October 7, 2016. The severance payments and benefits to which this NEO became entitled in connection with his termination of employment are described below under the heading “Mr. Roy”.
Each of our NEOs would be entitled to certain termination payments upon his death or Disability, his involuntary termination without Cause, or his voluntary termination with Good Reason as described below. Although the definitions of each of these terms is specific to the NEO’s employment agreement or change-in-control agreement with the Company, the terms generally have the following meanings:

•	“Disability” generally means that the executive, due to physical or mental impairment, is unable to perform his duties to the Company for a specified period of time.

•
“Cause” generally means that the executive engaged in a crime or other serious act involving moral turpitude; materially breached an agreement between him and the Company; or otherwise materially breached his obligations to the Company.

•
A voluntary termination for “Good Reason” generally means, depending on the particular executive’s agreement, that the executive’s duties, responsibilities or status with the Company or its successor are materially reduced; his primary place of work is moved to a location outside a predetermined radius; in particular cases, certain reduction in compensation; or the Company materially breaches the terms of his agreement with the Company or any successor fails to assume the executive’s change of control agreement.

NEO Employment Agreements

Mr. Plisinski
Mr. Plisinski’s employment agreement provides for the following:

•
In the event of any termination of Mr. Plisinski’s employment, he is entitled to payment of all base salary due and owing through the termination date and an amount equal to all earned but unused vacation through the termination date.

•	In the event Mr. Plisinski’s employment is terminated due to his death, his estate would be entitled to:

»	Payment of his then-current base salary as if his employment had continued for three (3) months following his death;

»
Continued co-payment for a period of six (6) months following his death of amounts due under COBRA for continuation of Company’s group health and other group benefits for his covered dependents, if the covered dependents so elect;

»
Payment of his annual incentive case bonus based on actual performance achievement, prorated for the time employed preceding his death, to be paid out with the Company’s annual incentive plan payouts; and

»	Immediate vesting of stock options and SARs, and immediate vesting of RSU awards granted after his appointment as CEO which by their terms would vest within twelve (12) months after death and, if a performance award, based on actual performance achievement for such performance period completed within twelve (12) months after death.

•	In the event Mr. Plisinski’s employment is terminated due to his Disability, he would be entitled to:

»	Payment of his then-current base salary through the end of the month of such termination;

»
Continued co-payment for a maximum period of six (6) months following his Disability of amounts due under COBRA for continuation of Company’s group health and other group benefits, if he or his covered dependents, as appropriate, so elects;

»
Payment of his annual incentive case bonus based on actual performance achievement, prorated for the time employed preceding his termination, to be paid out with the Company’s annual incentive plan payouts; and

»
Immediate vesting of stock options and SARs, and immediate vesting of RSU awards granted after his appointment as CEO which by their terms would vest within twelve (12) months after termination for disability and, if a performance award, based on actual performance achievement for such performance period completed within twelve (12) months after termination.

•	In the event Mr. Plisinski’s employment is terminated by the Company without Cause, he would be entitled to:

»	Payment of two (2) times his then-current base salary for a period of twenty-four (24) months;

»	Continued co-payment for a period of up to eighteen (18) months of amounts due under COBRA for continuation of Company’s group health and other group benefits, if he so elects; and

»	Vesting of any equity incentive awards outstanding as of the termination date that, by their terms represent:

(1)
either unvested shares which were earned based on a completed performance period under a performance-based award granted on or after the employment agreement effective date and which as of the termination date are then subject to time-based vesting only, or shares under such an equity incentive award granted on or after the employment agreement effective date which will be earned under a performance-based award based on actual achievement under a performance period which has been completed on or prior to the termination date but as to which performance period the actual number of shares earned against the award performance goals has not yet been determined by the Company; and

(2)	would have become vested based solely on the passage of time within the twelve (12) month period immediately following the termination date had Mr. Plisinski continued in employment with the Company.

•
If, within eighteen (18) months following the occurrence of a Change in Control[1], Mr. Plisinski’s employment is terminated for any reason other than for Cause or Mr. Plisinski terminates his employment for Good Reason, he would be entitled to:

»	Payment of two (2) times the sum of his then-current base salary and target annual cash bonus for a period of twenty-four (24) months;

»	Continued co-payment by Company for a period of up to eighteen (18) months of amounts due under COBRA for continuation of Company’s group health and other group benefits, if he so elects; and

»	Immediate vesting of all unvested stock options, SARs and all unvested and outstanding performance-based (at target) and service-based RSUs and other equity awards.

•
To the extent that change of control termination payments made to Mr. Plisinski under his agreement are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Plisinski would either have to pay the excise tax or have his benefits reduced so that no portion of his termination payments were subject to the excise tax.

•
In order to receive these termination or change of control termination payments, Mr. Plisinski would be required to sign a general release of all known and unknown claims that he may have against the Company.

•
As part of his employment agreement, Mr. Plisinski is subject to non-solicitation and non-competition restrictions that limit his ability to compete with the Company during the term of the agreement and for a period of two (2) years following his resignation or termination for any reason.

1 For Mr. Plisinski, a “Change of Control” would generally be considered to have occurred if:

(i)
a merger or consolidation of the Company or an acquisition by the Company involving the issuance of its securities as consideration for the acquired business results in the stockholders of the Company following such transactions having less than fifty percent (50%) of combined voting power of the surviving entity;

(ii)	any person or persons becomes the beneficial owner of thirty percent (30%) or more of our outstanding shares;

(iii)	all or substantially all assets of the Company are disposed of pursuant to a plan of liquidation of the Company;

(iv)	all or substantially all of our assets are sold; or

(v)
during any twelve (12) month consecutive period the individuals who presently make up our Board or who become members of our Board with the approval of at least a majority of our existing Board cease to constitute at least a majority of the Board; provided any transaction or event described above will not constitute a change of control under the agreement unless it qualifies as a “change of control” under Section 409A of the Internal Revenue Code.

The following table reflects the potential payments to Mr. Plisinski in the event of his termination or his termination following a change-in-control:

Potential Payments To Mr. Plisinski Upon Termination Or Change-In-Control
Termination Circumstance as of 12/31/2016	Cash Severance		Value of Accelerated Unvested Equity	Benefits Continuation
	Base Salary	Management Incentive Bonus
By the Company without cause	$900,000 (2x salary)	$ -	$ -	$33,318
Executive resignation for good reason	$900,000 (2x salary)	$ -	$ -	$33,318
Death	$112,500	$426,555	$247,183	$11,106
Disability	$112,500	$426,555	$247,183	$11,106
Within 18 months following sale or change of control:
By the Company without cause	$900,000 (2x salary)	$426,555	$4,868,288	$33,318
By the executive with good reason	$900,000 (2x salary)	$426,555	$4,868,288	$33,318

Mr. Roth
Mr. Roth’s employment agreement provides for the following:

•	In the event Mr. Roth’s employment is terminated as a result of his death or Disability, he or his estate would be entitled to:

»	Payment of all base salary due and owing through the termination date and amount equal to all earned but unused vacation through the termination date;

»	Payment of an amount equal to Mr. Roth’s bonus as was paid or payable for the most recent completed bonus period; and

»	Accelerated vesting of all outstanding and unvested stock options, performance-based and service-based RSUs or other equity awards.

•	In the event Mr. Roth’s employment is terminated without Cause or Mr. Roth terminates his employment for Good Reason, he would be entitled to:

»	Payment of all base salary due and owing through the termination date and an amount equal to all earned but unused vacation through the termination date;

»	Payment for over a period of one (1) year of one (1) times Mr. Roth’s:
*    Then-current base salary; and
*    Bonus as was paid or payable for the most recent completed bonus period;

»	Accelerated vesting of all unvested stock options and all unvested and outstanding performance based and service-based RSUs and other equity awards.

•
If, within one (1) year following the occurrence of a Change of Control[2], Mr. Roth’s employment is terminated for any reason other than for Cause or Mr. Roth terminates his employment for Good Reason, he would be entitled to:

»	Payment of all base salary due and owing through the termination date and including an amount equal to all earned but unused vacation through the termination date;

»	Payment over a period of one (1) year of one (1) times Mr. Roth’s:
*    Then-current base salary; and
*    Bonus as was paid for the most recent completed bonus period;

»	Accelerated vesting of all unvested stock options and all unvested and outstanding performance-based and service-based RSUs and other equity awards;

»
Maintenance of Mr. Roth’s and his dependent’s health care benefit coverage to the same extent provided for by and with the same Company/Executive payment contribution percentages under Company’s group plans at the time of termination. Such coverage shall extend for a term of one (1) year from the Termination Date unless he becomes covered as an insured under another employer’s or spousal health care plan.

•
To the extent that termination or change of control payments made to Mr. Roth under his agreement are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Roth would either have to pay the excise tax or have his benefits reduced so that no portion of his termination payments were subject to the excise tax.

•	In order to receive these termination or change of control payments, Mr. Roth would be required to sign a general release of all known and unknown claim the he may have against the Company.

•
As part of his employment agreement, Mr. Roth is subject to non-competition and non-solicitation restrictions that limit his ability to compete with the Company during the term of the Agreement and for a period of one (1) year following his resignation or termination for any reason.

2 For Mr. Roth, a “Change of Control” would generally be considered to have occurred if:

(i)	any person or persons becomes the beneficial owner of twenty-five percent (25) or more of our outstanding voting shares;

(ii)
during any two (2) consecutive year period individuals who presently make up our Board or who become members of our Board with the approval of at least two-thirds of our existing Board (other than a new director who assumes office in connection with an actual or threatened election contest) cease to be at least a majority of the Board;

(iii)
a merger or consolidation of the Company is consummated with another entity (unless outstanding voting securities of the Company immediately prior to the termination would continue to represent more than fifty-one percent (51%) of the combined voting power of the surviving entity and had the power to elect as least a majority of the board of the surviving entity);

(iv)	our stockholders approve a plan of liquidation of the company or an agreement for the sale of all or substantially all of our assets; or

(v)
any other event occurs of a nature that would be required to be reported as a “change in control” under Schedule 14A of the Exchange Act, provided any transaction or event described above will not constitute a change of control under the agreement unless it qualifies as a “change of control” under Section 409A of the Internal Revenue Code.

The following table reflects the potential payments to Mr. Roth in the event of his termination or his termination following a change-in-control:

Potential Payments To Mr. Roth Upon Termination Or Change-In-Control
Termination Circumstance as of 12/31/2016	Cash Severance		Value of Accelerated Unvested Equity	Benefits Continuation
	Base Salary	Management Incentive Bonus
By the Company without cause	$332,826 (1x salary)	$211,299 (1x bonus)	$993,589	$ -
Executive resignation for good reason	$332,826 (1x salary)	$211,299 (1x bonus)	$993,589	$ -
Death	$ -	$211,299 (1x bonus)	$993,589	$ -
Disability	$ -	$211,299 (1x bonus)	$993,589	$ -
Within 12 months following sale or change of control:
By the Company without cause	$332,826 (1x salary)	$211,299 (1x bonus)	$993,589	$22,212
By the executive with good reason	$332,826 (1x salary)	$211,299 (1x bonus)	$993,589	$22,212

Messrs. Rogoff, Koch and da Silveira
The executive change of control agreements for Messrs. Rogoff, Koch and da Silveira provide for the following:

•	In the event Mr. Rogoff’s, Mr. Koch’s or Mr. da Silveira’s employment is terminated as a result of his death or “Disability”, the executive or his estate would be entitled to:

»	Payment of all base salary due and owing through the termination date and an amount equal to all earned but unused vacation through the termination date; and

»	Accelerated vesting of all unvested stock options and all unvested and outstanding performance-based and service-based RSUs and other equity awards.

•
If, within one (1) year following the occurrence of a Change of Control[3], Mr. Rogoff’s, Mr. Koch’s or Mr. da Silveira’s employment is terminated for any reason other than for Good Cause or Mr. Rogoff, Mr. Koch or Mr. da Silveira terminates his employment for Good Reason, the executive would be entitled to:

»	Payment of all base salary due and owing through the termination date and an amount equal to all earned but unused vacation through the termination date;

3 For Messrs. Rogoff, Koch and da Silveira, a “Change of Control” would generally be considered to have occurred if:

(i)	any person or persons becomes the beneficial owner of fifty percent (50%) or more of our outstanding voting shares;

(ii)
during any twelve (12) month period a majority of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii)
there is a change in the ownership of Company assets that occurs with a person or group over a twelve (12) month period if the subject assets have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of Company immediately prior to such acquisition or acquisitions (subject to certain exceptions), provided any transaction or event described above will not constitute a change of control under the agreement unless it qualifies as a “change of control” under Section 409A of the Internal Revenue Code.

»	Payment of his then-current base salary for a period of twelve (12) months (paid over a period of twelve (12) months);

»	Accelerated vesting of all unvested stock options and all unvested and outstanding performance-based and service-based RSUs and other equity awards; and

»
Maintenance of his and his dependent’s health care benefit coverage to the same extent provided for by and with the same Company/Executive payment contribution percentages under Company’s group plans at the time of termination. Such coverage shall extend for a term of one (1) year from the termination date unless he becomes covered as an insured under another employer’s or spousal health care plan.

•
To the extent that change of control termination payments made to Mr. Rogoff, Mr. Koch or Mr. da Silveira are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Rogoff, Mr. Koch or Mr. da Silveira would either have to pay the excise tax or have his benefits reduced so that no portion of his termination payments were subject to the excise tax.

•
In order to receive these change of control termination payments, Mr. Rogoff, Mr. Koch or Mr. da Silveira would be required to sign a general release of all known and unknown claims that he may have against the Company.

Each of Mr. Rogoff, Mr. Koch or Mr. da Silveira, have entered into a separate agreement upon employment with the Company that subjects the executive to non-competition and non-solicitation restrictions, which limit his ability to compete with the Company during his employment and for a period of one (1) year following his resignation or termination for any reason.
The following table reflects the potential payments to Mr. Rogoff in the event of his termination or his termination following a change-in-control:

Potential Payments To Mr. Rogoff Upon Termination Or Change-In-Control
Termination Circumstance as of 12/31/2016	Cash Severance (Base Salary)	Value of Accelerated Unvested Equity	Benefits Continuation
Death	$ -	$684,762	$ -
Disability	$ -	$684,762	$ -
Within 12 months following sale or change of control:
By the Company without cause	$281,139 (1x salary)	$684,762	$18,468
By the executive with good reason	$281,139 (1x salary)	$684,762	$18,468

The following table reflects the potential payments to Mr. Koch in the event of his termination or his termination following a change-in-control:

Potential Payments To Mr. Koch Upon Termination Or Change-In-Control
Termination Circumstance as of 12/31/2016	Cash Severance (Base Salary)	Value of Accelerated Unvested Equity	Benefits Continuation
Death	$ -	$593,674	$ -
Disability	$ -	$593,674	$ -
Within 12 months following sale or change of control:
By the Company without cause	$273,182 (1x salary)	$593,674	$18,468
By the executive with good reason	$273,182 (1x salary)	$593,674	$18,468

The following table reflects the potential payments to Mr. da Silveira in the event of his termination or his termination following a change-in-control:

Potential Payments To Mr. da Silveira Upon Termination Or Change-In-Control
Termination Circumstance as of 12/31/2016	Cash Severance (Base Salary)	Value of Accelerated Unvested Equity	Benefits Continuation
Death	$ -	$598,483	$ -
Disability	$ -	$598,483	$ -
Within 12 months following sale or change of control:
By the Company without cause	$257,427 (1x salary)	$598,483	$ -
By the executive with good reason	$257,427 (1x salary)	$598,483	$ -

Mr. Roy
Mr. Roy’s employment with the Company terminated on October 7, 2016.  In connection with his termination of employment, in accordance with a Severance and Release Agreement entered into by Mr. Roy and the Company, Mr. Roy was paid severance in an amount approximately equal to one (1) week of pay for each of Mr. Roy’s 13.5 years of employment with the Company. All of Mr. Roy’s unvested restricted stock unit awards and unvested stock options were cancelled on his termination date. Vested and exercisable stock options as of Mr. Roy’s employment termination date remain exercisable until the shorter of the stock option grant expiration date or ninety (90) days following his separation date with the Company, at which time any unexercised options were cancelled.
Mr. Roy had entered into a separate agreement upon employment with the Company that subjects him to non-competition and non-solicitation restrictions, which limit his ability to compete with the Company for a period of one (1) year following his termination.

Executive Officers
Set forth below is certain information regarding the executive officers of the Company and their ages as of March 31, 2017. Information relating to Michael P. Plisinski is set forth above under the caption “PROPOSAL 1 — ELECTION OF DIRECTORS — Continuing Class I Directors.”

Named Executive Officers (NEOs)

Steven R. Roth Senior Vice President, Finance and Administration and Chief Financial Officer Age: 56

•	Mr. Roth has served the Company in his current role since February 2002.

•	Prior Experience:

o	September 1996 to February 2002: Vice President, Finance and Administration and Chief Financial Officer of the Company.

o	August 1991 to August 1996: Director of Corporate Finance for Bell Communications Research, a former research and development company which served the telecommunications industry.

•	Mr. Roth is a C.P.A. and holds a B.S. in Accounting from Villanova University.

Robert A. Koch Vice President & General Counsel Age: 55

•	Mr. Koch has served the Company in his current role since May 2003.

•	Prior Experience:

o	April 1986 to May 2003: In-house counsel, last serving as Director of Legal Affairs for Howmedica Osteonics Corp., the orthopaedic implant subsidiary of Stryker Corporation.

•
Mr. Koch holds a B.S. in Chemical Engineering and a M.S. in Biomedical Engineering, both from Rutgers University. Mr. Koch earned his J.D. from Rutgers School of Law - Newark in 1991 and is admitted to practice in New Jersey and New York.

Richard B. Rogoff Vice President and General Manager, Lithography Systems Group Age: 50

•	Mr. Rogoff has served the Company in his current role since October 2013.

•	Prior Experience:

o	July 2007 to October 2013: Vice President, Optics Business Unit of ASML Holding NV, a supplier of lithography systems to the semiconductor industry.

o	March 2004 to July 2007: Vice President of European Sales and Worldwide Account Support of ASML Holding NV.

o	Other prior roles included various executive, operational and engineering positions with ASML Holding NV since 1990.

•	Mr. Rogoff has a Bachelor of Science in Microelectronic Engineering from Rochester Institute of Technology and an M.B.A. from INSEAD Business School.

Elvino da Silveira Vice President, Marketing and Product Management Age: 57

•	Mr. da Silveira has served the Company in his current role since November 2015.

•	Prior Experience:

o	December 2012 to October 2015: Vice President and General Manager of the Display Products Lithography Business Unit and Chief Technical Officer of the Lithography Systems Group of the Company.

o	March 1999 to December 2012: President and Chief Executive Officer of Azores Corporation (from Azores inception to its acquisition by the Company).

o
Other prior roles included various senior management roles with the latest being Vice President of Operations and Worldwide Customer Support for MRS Technology, Inc., a former manufacturer of capital equipment for the flat panel display industry.

•	Mr. da Silveira holds a B.S. in Mechanical Engineering from Northeastern University.

Other Executive Officers

Debbora A. Ahlgren Vice President, Global Customer Operations Age: 61

•	Ms. Ahlgren has served the Company in her current role since March 2016.

•	Prior Experience:

o	Mid-2012 to November 2014: Vice President of Marketing for Cascade Microtech, Inc., a semiconductor test equipment manufacturer.

o	January 2010 through mid-2012: Vice President of Marketing for Universal Instruments Corporation, a manufacturer of electronics assembly equipment.

o
Other prior roles included Vice President and General Manager for Field Operations for Agilent Technologies and Chief Marketing Officer of Verigy Ltd., at the time of its spin-out from Agilent Technologies.

•	Ms. Ahlgren received a B.S. in Biology from the State University of New York at Stony Brook.

Cleon Chan Vice President, Asia Operations Age: 49

•	Mr. Chan has served the Company in his current role since February 2015.

•	Prior Experience:

o	November 2011 to January 2015: General Manager for Strategic Sales and Marketing for Asia for Applied Materials, Inc.

o	January 2002 to November 2011: General Manger for Asia Strategic Marketing and South East Asia Operations for Varian Semiconductor Equipment Associates, Inc., a supplier of Ion Implanter systems.

o
Other prior roles included General Manager for the semiconductor equipment division of STEAG Electronic Systems AG, for Asia-Pacific Operations. This division of STEAG Electronic Systems merged with Mattson Technology Inc. in January 2001.

•	Mr. Chan received a B.Eng. in Electronics and Electrical Engineering from National University of Singapore and M.B.A. from University of Dubuque.

Michael J. Colgan Vice President, Research and Development, Process Control Group Age: 54

•	Dr. Colgan has served the Company in his current role since January 2016.

•	Prior Experience:

o	January 2013 to December 2015: Vice President and General Manager of the Metrology Business Unit of the Company.

o	January 2011 to December 2012: Director of Operations, Metrology Business Unit of the Company.

o	Other prior roles included Director of Engineering, Metrology Business Unit as well as various engineering management and staff positions at the Company since 1999.

•	Dr. Colgan holds a B.S. in Physics from Catholic University, a Ph.D. in Physics from Rutgers University and an M.B.A. from University of Scranton.

Steven D. Gardner Vice President, Engineering, Lithography Systems Group Age: 53

•	Mr. Gardner has served the Company in his current role since December 2012.

•	Prior Experience:

o	March 1999 to December 2012: Vice President of Engineering for Azores Corporation (from Azores inception to its acquisition by the Company).

o	November 1992 to December 1998: Various positions, the latest as Senior Systems Engineer for MRS Technology, Inc., a former manufacturer of capital equipment for the flat panel display industry.

•	Mr. Gardner received a B.S. in Mechanical Engineering from North Carolina State University.

Michael F. Goodrich Vice President and General Manager, Process Control Group Age: 47

•	Mr. Goodrich has served the Company in his current role since January 2016.

•	Prior Experience:

o	May 2014 to December 2016: Vice President and General Manager, Inspection Business Unit of the Company.

o	January 2013 to May 2014: Vice President, Global Customer Support of the Company.

o
Other prior roles included Director of Customer Support and Director of Worldwide Sales with the Company as well as Technical Sales Director and various service and sales management roles for August Technology Corporation.

•	Mr. Goodrich holds a B.S. in Electronics Engineering from DeVry University and an M.B.A. from the University of St. Thomas.

Thomas Sonderman Vice President and General Manager, Integrated Solutions Group Age: 53

•	Mr. Sonderman has served the Company in his current role since October 2014.

•	Prior Experience:

o	July 2014 to October 2014: Vice President, OEM Business Development of the Company.

o	February 2009 to October 2014: Vice President, Manufacturing Technology at GLOBALFOUNDRIES Inc., subsequent to this company having been spun out of Advanced Micro Devices, Inc.

o
Other prior roles included various variety of engineering and executive positions, the latest being Vice President of Manufacturing Systems Technology, during his twenty (20) years at Advanced Micro Devices, Inc.

•	Mr. Sonderman has a M.S. in Electrical Engineering from National Technological University and a B.S. in Chemical Engineering from Missouri University of Science and Technology.

Timothy J. Walker Vice President, Manufacturing, Process Control Group Age: 50

•	Mr. Walker has served the Company in his current role since November 2015.

•	Prior Experience:

o	April 2014 to November 2015: Director, Manufacturing Engineering, Compliance and Configuration Management for the Inspection Business Unit of the Company.

o	February 2006 to April 2014: Manager, Manufacturing Engineering of the Company.

o
Other prior roles included Manager, Manufacturing Engineering for August Technology Corporation and various Director of Operations, Manufacturing Management and Manufacturing Engineering Management positions in semiconductor, medical, automotive, and aerospace industries.

•	Mr. Walker holds a B.S. in Aerospace Engineering and Mechanics from the University of Minnesota, an M.S. in Manufacturing Systems and an M.B.A. from the University of St. Thomas.

SECURITY OWNERSHIP
The following table sets forth certain information with respect to beneficial ownership of the Company’s Common Stock as of March 31, 2017 (except as otherwise indicated), by:

(i)	each person who is known by the Company to own beneficially more than five percent (5%) of the Common Stock;

(ii)	each of the Named Executive Officers;

(iii)	each of the Company’s directors; and

(iv)	all directors and executive officers as a group.
Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

Beneficial Owner	Number of Shares (1)	Percentage (2)
BlackRock, Inc. (3) 55 East 52nd Street, New York, NY 10055	3,541,573	11.3%
Dimensional Fund Advisors, LP (4) Building One, 6300 Bee Cave Road, Austin, TX 78746	2,611,419	8.3%
Michael P. Plisinski	152,139	*
Steven R. Roth	107,015	*
Richard Rogoff	11,067	*
Robert A. Koch	53,357	*
Elvino da Silveira	37,292	*
Jeffrey A. Aukerman	11,846	*
Leo Berlinghieri	9,600	*
Daniel H. Berry	16,500	*
Thomas G. Greig	123,500	*
David B. Miller	7,700	*
John R. Whitten	33,700	*
All directors and executive officers as a group (eighteen (18) persons)	627,656	2.0%

*	Less than 1%

(1)
Includes the number of shares subject to options which are outstanding and exercisable as well as restricted stock units vesting within 60 days of March 31, 2017 by the following persons: Mr. Roth (56,000 shares) Mr. Koch (18,000 shares), Mr. da Silveira (34,000 shares) and all directors and executive officers as a group (100,400 shares).

(2)
Applicable percentage ownership is based on 31,397,912 shares of Common Stock outstanding as of March 31, 2017. Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes shares as to which a person holds sole or shared voting or investment power. Shares of Common Stock subject to options that are presently exercisable or which will become exercisable, and RSUs which will vest, within sixty (60) days of March 31, 2017 are deemed to be beneficially owned by the person holding such options or RSUs for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted the address for the stockholders named in this table is c/o Rudolph Technologies, Inc., 16 Jonspin Road, Wilmington, MA 01887.

(3)	Information provided herein is based on the Schedule 13G/A that was filed by BlackRock, Inc. on January 17, 2017.

(4)	Information provided herein is based on the Schedule 13G that was filed by Dimensional Fund Advisors LP on February 9, 2017.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information with respect to the Company’s equity compensation plans as of December 31, 2016.

	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)
Equity compensation plans approved by security holders	1,350,664	$1.62	4,209,015
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	1,350,664	$1.62	4,209,015

(1)	Includes 1,136,164 shares issuable upon vesting of outstanding restricted stock units.

(2)
As of December 31, 2016, 2,247,258 of these shares were available under the 2009 Stock Plan. As of December 31, 2016 there were 1,961,757 shares available under the 2009 Employee Stock Purchase Plan (“2009 ESPP”). Pursuant to its terms, there is an annual increase to the number of shares available under the 2009 ESPP on the first day of each fiscal year during which the 2009 ESPP is in effect equal to the lesser of (i) 300,000 shares; (ii) 2% of the outstanding shares of Common Stock on such date; or (iii) a lesser amount determined by the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of Section 16 filings made with the SEC, the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 2016, all officers, directors and greater than ten percent (10%) beneficial owners complied with all Section 16(a) filing requirements.

OTHER MATTERS
The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION
Stockholders may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including financial statements and schedules included in the annual report on Form 10-K, without charge, by visiting the Company’s website at www.rudolphtech.com and clicking on Investors or by writing to:
Steven R. Roth, Chief Financial Officer
550 Clark Drive
P.O. Box 860
Budd Lake, New Jersey 07828
Upon written request to the Company, at the above address for Investor Relations, the exhibits set forth on the exhibit index of the Company’s Annual Report on Form 10-K will be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

BY ORDER OF THE BOARD OF DIRECTORS
Steven R. Roth
Secretary
Dated: April 18, 2017

Annual Meeting of Stockholders of Rudolph Technologies, Inc.
May 17, 2017
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, 2016 Annual Report and Proxy Card
are available at http://www.rudolphtech.com/assets/uploads/2016_annual_report.pdf
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided
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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
The Board of Directors recommends you vote “FOR” all nominees, “FOR” Proposals 2 and 4 and “1 Year” for Proposal 3.

1. ELECTION OF DIRECTORS:	FOR	AGAINST	ABSTAIN

Nominees:

Jeffrey A. Aukerman	☐	☐	☐

David B. Miller	☐	☐	☐

John R. Whitten	☐	☐	☐

2. TO APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT.	☐	☐	☐
3. TO RECOMMEND, ON AN ADVISORY (NON-BINDING) BASIS, THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.	1Year ☐	2 Years ☐	3 Years ☐	Abstain ☐
4. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.	☐	☐	☐
5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT. THEREOF.
This proxy, when properly executed, will be voted in the manner described herein by the undersigned. If no direction is made, this proxy will be voted FOR all nominees listed, FOR Items 2 and 4, “1 YEAR” for Item 3 and according to the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting of Stockholders.

____________________________     _____________ ___________________________ _____________
Signature of stockholder         Dated     Signature of stockholder         Dated

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a signer is a partnership, please sign in partnership name by authorized person.

RUDOLPH TECHNOLOGIES, INC.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF RUDOLPH TECHNOLOGIES, INC.

The undersigned hereby constitutes and appoints Daniel H. Berry and Leo Berlinghieri, or either of them, as and for his or her proxies, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to vote all of the shares of Common Stock of Rudolph Technologies, Inc. held of record by the undersigned on March 31, 2017, at the Annual Meeting of Stockholders of Rudolph Technologies, Inc. to be held on Wednesday, May 17, 2017 and at any and all adjournments or postponements thereof as follows:

(Continued and to be signed on reverse side.)